Exhibit 10.1

LOAN AGREEMENT

Dated as of October 4, 2023

Between

SCC NASSAU PARK PAVILION NJ LLC
as Borrower

and

Athene Annuity and Life Company
as Lender

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION 1

Section 1.1 Definitions 1

Section 1.2 Principles of Construction 33

ARTICLE II. GENERAL TERMS 34

Section 2.1 Loan Commitment; Disbursement to Borrower 34

Section 2.2 Interest; Loan Payments; Late Payment Charge 34

Section 2.3 Prepayments 39

Section 2.4 Intentionally Omitted 41

Section 2.5 Parcel Release. 41

Section 2.6 Release on Payment in Full 44

ARTICLE III. CASH MANAGEMENT 44

Section 3.1 Establishment of Accounts 44

Section 3.2 Deposits into Lockbox Account 45

Section 3.3 Account Name 46

Section 3.4 Eligible Accounts 46

Section 3.5 Permitted Investments 46

Section 3.6 The Initial Deposits 47

Section 3.7 Transfer to and Disbursements from the Cash Management

Account 47

Section 3.8 Withdrawals From the Tax and Insurance Premium Account 48

Section 3.9 Withdrawals from the Replacement Reserve Account 48

Section 3.10 Intentionally Omitted 48

Section 3.11 Withdrawals from the Required Repair Account 48

Section 3.12 Withdrawals from the Debt Service Account 48

Section 3.13 Withdrawals from the Borrower Expense Account 48

Section 3.14 Withdrawals from the Excess Cash Account 49

Section 3.15 Withdrawals from the Rollover Reserve Account 49

Section 3.16 Withdrawals from the Free Rent Account 49

Section 3.17 Intentionally Omitted 49

Section 3.18 Intentionally Omitted 49

Section 3.19 Intentionally Omitted 49

Section 3.20 Intentionally Omitted 49

Section 3.21 Intentionally Omitted 49

Section 3.22 Sole Dominion and Control 49

Section 3.23 Security Interest 49

Section 3.24 Rights on Default 49

Section 3.25 Financing Statement; Further Assurances 50

Section 3.26 Borrower’s Obligation Not Affected 50

Section 3.27 Payments Received Under this Agreement 50

ARTICLE IV. REPRESENTATIONS AND WARRANTIES 50

Section 4.1 Borrower Representations 50

Section 4.2 Survival of Representations 65

ARTICLE V. BORROWER COVENANTS 65

2

Section 5.1 Affirmative Covenants 65

Section 5.2 Negative Covenants 84

ARTICLE VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED

REPAIRS 95

Section 6.1 Insurance 95

Section 6.2 Casualty 99

Section 6.3 Condemnation 99

Section 6.4 Restoration 100

ARTICLE VII. RESERVE FUNDS 104

Section 7.1 Required Repair Funds 104

Section 7.2 Tax and Insurance Premium Account 105

Section 7.3 Replacements and Replacement Reserve 106

Section 7.4 Rollover Reserve 110

Section 7.5 Free Rent Reserve 111

Section 7.6 Excess Cash 112

Section 7.7 Intentionally Omitted 112

Section 7.8 Intentionally Omitted 112

Section 7.9 Intentionally Omitted 112

Section 7.10 Intentionally Omitted 112

Section 7.11 Reserve Funds, Generally 112

ARTICLE VIII. DEFAULTS 113

Section 8.1 Event of Default 113

Section 8.2 Remedies 120

Section 8.3 Remedies Cumulative; Waivers 121

ARTICLE IX. SPECIAL PROVISIONS 122

Section 9.1 Sale of Notes and Securitization 122

Section 9.2 Securitization Indemnification 124

Section 9.3 Servicer 126

Section 9.4 Exculpation 126

Section 9.5 Certain Additional Rights of Lender 131

Section 9.6 Restructuring of Loan 132

ARTICLE X. MISCELLANEOUS 133

Section 10.1 Survival 133

Section 10.2 Lender’s Discretion 133

Section 10.3 Governing Law 134

Section 10.4 Modification, Waiver in Writing 135

Section 10.5 Delay Not a Waiver 135

Section 10.6 Notices 135

Section 10.7 Trial by Jury 137

Section 10.8 Headings 137

Section 10.9 Severability 137

Section 10.10 Preferences 137

Section 10.11 Waiver of Notice 138

Section 10.12 Remedies of Borrower 138

Section 10.13 Expenses; Indemnity 138

Section 10.14 Schedules and Exhibits Incorporated 139

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Section 10.15 Offsets, Counterclaims and Defenses 139

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries 140

Section 10.17 Publicity 140

Section 10.18 Waiver of Marshalling of Assets 140

Section 10.19 Waiver of Counterclaim 141

Section 10.20 Conflict; Construction of Documents; Reliance 141

Section 10.21 Brokers and Financial Advisors 141

Section 10.22 Prior Agreements 141

Section 10.23 Contractual Recognition of Bail-In. 141

Section 10.24 Intentionally Omitted. 143

Section 10.25 Intentionally Omitted. 143

Section 10.26 Lead Lender 143

Section 10.27 Conversion to Registered Form 143

Section 10.28 Limitation on Liability of Lender’s Officers, Employees, etc 144

Section 10.29 Counterparts 144

Section 10.30 Successor Laws 144

Section 10.31 Reliance on Third Parties 144

4

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of October 4, 2023 (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between Athene Annuity and Life Company, an Iowa corporation, having an address at 2121 Rosecrans Ave, Suite 5300, El Segundo, California 90245 (together with its successors and assigns, “Lender”) and SCC NASSAU PARK PAVILION NJ LLC, a Delaware limited liability company, having its principal place of business at 3300 Enterprise Parkway, Beachwood, Ohio 44122 (together with its successors and permitted assigns, “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I.
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
A.
Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Person” shall mean a Person that (a) has never been convicted of a felony involving fraud, financial impropriety or crimes of moral turpitude within the past seven (7) years, (b) is not an Embargoed Person or a Prohibited Person or in violation of OFAC or any other anti-bribery or anti-corruption laws in any U.S. or foreign jurisdiction, (c) has not, within the past seven (7) years, been the subject of (x) a Bankruptcy Action (except any involuntary proceedings that have been dismissed within ninety (90) days of the filing of such involuntary proceeding) or (y) any Lender Litigation, (d) has no outstanding judgments which could have a material adverse effect on such Person’s ability to perform its obligations, if any, under the Loan Documents and (e) Lender shall have received (x) customary searches on (including credit, judgment, lien, litigation, bankruptcy, criminal and OFAC) with respect to such Person, any owner of such Person which owns a ten percent (10%) or greater equity interest (directly or indirectly) in such Person and any Person who Controls such Person, and that Lender shall have confirmed in writing that such search results are satisfactory to Lender with respect to such Person and (y) all other diligence requested by Lender such that Lender is in compliance with Lender’s then current “know your customer”, anti-money laundering and similar requirements.

“Account Collateral” shall mean: (i) the Accounts, and all Cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, Cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean, collectively the Lockbox Account, the Cash Management Account and any escrow accounts and reserve accounts established by the Loan Documents.

“Act” shall have the meaning set forth in Section 5.1.25 hereof.

“Actual OpEx” shall have the meaning set forth in Section 5.1.10(i) hereof.

“Affiliate” shall mean, as to any Person, any other Person that (a) owns directly or indirectly twenty percent (20%) or more of all equity interests in such Person or is under common ownership, directly or indirectly, with twenty percent (20%) or more of all equity interests of such Person, and/or (b) is in direct and/or indirect Control of, is directly and/or indirectly Controlled by or is under common direct and/or indirect ownership or Control with such Person , and/or (c) is a director, officer, manager, trustee or agent of such Person or of an Affiliate of such Person, and/or (d) is the spouse, issue or parent of such Person.

“Affiliated Manager” shall mean any property manager which is an Affiliate of, or in which Borrower or any Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Annual Budget” shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

“Applicable Contribution” shall have the meaning set forth in Section 10.25 hereof.

“Applicable Laws” shall mean all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations and court orders.

“Appraisal” shall mean an “as is” appraisal prepared in accordance with the requirements of FIRREA and USPAP, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the State, who meets the requirements of FIRREA and USPAP and who is otherwise satisfactory to Lender.

“Appraised Value” shall mean the “as is” appraised, as applicable, value of the Property, as determined by an Appraisal, and in connection with any calculation of the Loan to Value Ratio pursuant to the terms of this Agreement, that is dated not more than thirty (30) days prior to the date of the calculation thereof.

“Approved Accountant” shall mean an accounting firm engaged by Borrower and approved by Lender in writing; provided, however any “big four” accounting firm shall be deemed an Approved Accountant.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.10(d) hereof.

“Assignment of Agreements Affecting Real Estate” shall mean that certain Assignment of Agreements Affecting Real Estate dated as of the date hereof by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases and Rents of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leasing Agreement” shall mean that certain Conditional Assignment of Leasing Agreement dated as of the date hereof among Lender, Borrower and Leasing Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumption” shall have the meaning set forth in Section 5.2.10(e) hereof.

“At Home Parcel” shall mean the real property and the improvements thereon, together with all rights pertaining to the such real property and improvements, each as more particularly described on Schedule IX attached hereto.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean, with respect to any Person, (i) such Person filing a voluntary petition under the any Creditors Rights Laws; (ii) the filing of an involuntary petition against such Person under any Creditors Rights Laws, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under any Creditors Rights Laws; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (vi) to take action in furtherance of any of the foregoing.

“Bankruptcy Code” shall mean Title 11 U.S.C. § 101 et seq., and the regulations adopted and promulgated pursuant thereto (as the same may be amended from time to time).

“Benefit Amount” shall have the meaning set forth in Section 10.25 hereof.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its permitted successors and assigns.

“Borrower Expense Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Borrower Related Party” shall mean, Borrower, Guarantor, Affiliated Manager, any Affiliate of the foregoing and any Person acting at the direction of any of the foregoing with respect to a specified action.

“Budgeted OpEx” shall have the meaning set forth in Section 5.1.10(i) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements); provided that the same are required to be capitalized according to GAAP (or such other accounting basis acceptable to Lender, consistently applied).

“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such fund delivered by wire transfer.

“Cash Management Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Lender, Borrower and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean any Eligible Institution selected by Lender (provided, that, Lender shall use commercially reasonable efforts to consult with Borrower, on a non-binding basis only, with respect to the selection of such Eligible Institution) to be the holder and administrator of the Cash Management Account. As of the date hereof, the Cash Management Bank is PNC Bank, National Association.

“Cash Management Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents related to, in each case, the Lockbox Agreement, the Cash Management Agreement and other related matters (including, without limitation, those contained in Article III hereof).

“Cash Sweep Event” shall mean the occurrence of any of the following: (i) a Debt Yield Trigger Event; (ii) a Specified Tenant Trigger Event; (iii) the commencement of any Bankruptcy Action against any Loan Party; or (iv) an Event of Default.

“Cash Sweep Event Cure” shall mean (a) to the extent the Cash Sweep Event is caused by a Debt Yield Trigger Event, the achievement of a Debt Yield Cure; (b) to the extent the Cash Sweep Event is caused by a Specified Tenant Trigger Event, the achievement of a Specified Tenant Cure; (c) to the extent the Cash Sweep Event is caused by an involuntary Bankruptcy Action against any Loan Party, such involuntary Bankruptcy Action being discharged, stayed or dismissed within ninety (90) days of the filing of such involuntary Bankruptcy Action; and/or (d) to the extent the Cash Sweep Event is caused by an Event of Default, the written acceptance by Lender of a cure of such Event of Default (provided, that Lender has no obligation to accept a cure of such Event of Default); provided, however, that in each case, a Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) that no Event of Default shall have occurred and be continuing, (ii) no other Cash Sweep Event has occurred and is continuing, and (iii) Borrower shall have paid all the out-of-pocket costs and expenses of Lender incurred in connection therewith (including reasonable attorneys’ fees and expenses).

“Cash Sweep Period” shall mean the period that commences upon the occurrence of a Cash Sweep Event and terminates upon the occurrence of a Cash Sweep Event Cure.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall mean an amount equal to ten percent (10%), of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration work is fifty percent (50%) complete, and five percent (5%) of such costs thereafter, until the Restoration has been completed.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Co-Lender Agreement” shall have the meaning set forth in Section 10.26 hereof.

“Collateral” shall mean the Property, the Accounts, the Reserve Funds, the Guaranty, the Personal Property, the Rents, the Account Collateral, and all other real or personal property of Borrower or any Guarantor that is at any time pledged, mortgaged or otherwise given as security to Lender for the payment of the Debt under the Security Instrument, this Agreement or any other Loan Document.

“Comparable Properties” shall mean properties of similar size, scope, quality and class as the Property.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Condominium” shall mean the applicable condominium created pursuant to the Condominium Documents.

“Condominium Board” shall mean, with respect to the Condominium, the Board of Trustees of the Nassau Shopping Center Condominium Association, Inc. (as defined in the Condominium Documents).

“Condominium Documents” shall mean individually and/or collectively, as the context may require, those certain documents described on Schedule VII attached hereto.

“Condominium Law” shall have the meaning set forth in Section 5.1.33 hereof.

“Constituent Members” shall have the meaning set forth in Section 5.1.25(c) hereof.

“Contest Procedures” shall mean, after prior written notice to Lender, Borrower, at its sole cost and expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Lien, Environmental Lien, Taxes, Property Taxes or Other Charges or any other matters that may be contested pursuant to the Loan Documents (individually or collectively, “Contest Matter”), provided that (i) no Default or Event of Default is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Laws; (iii) neither the Property nor any part thereof or interest therein (or any other Collateral or any part thereof or interest therein) will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the full amount of any such Contest Matter then outstanding together with all costs, interest and penalties which may be payable in connection therewith and comply with any Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the collection or enforcement of such contested Contest Matter from or against Borrower, the Property and any other applicable Collateral; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment, compliance or performance in full of any such Contest Matter, together with all interest and penalties thereon. Lender may apply such security or part thereof held by Lender at any time when, in the reasonable judgment of Lender, (x) the validity or applicability or violation of such Contest Matter is established or (y) the Property (or part thereof or interest therein) or any other Collateral (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Security Instrument being primed by such contested Contest Matter.

“Contribution” shall have the meaning set forth in Section 10.25 hereof.

“Control” (and the correlative terms “Controlled by” and “Controlling”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, voting securities, by contract or otherwise.

“Creditors Rights Laws” shall mean with respect to any Person, any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition, receivership or other relief with respect to its debts or debtors.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, without limitation, the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Security Instrument or any other Loan Document, including, without limitation, all Reserve Fund Deposits.

“Debt Service” shall mean, with respect to any particular period of time, interest payments and all Scheduled Amortization Payments due under the Note for such period.

“Debt Service Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Debt Yield” shall mean as of any date of calculation, a ratio conveyed as a percentage and calculated by Lender in which: (i) the numerator is the Net Operating Income and (ii) the denominator is the aggregate amount of the then outstanding principal balance of the Loan. Lender’s determination of Debt Yield (including determination of items that do or do not qualify as Gross Income from Operations or Operating Expenses) shall be calculated by Lender in good faith and shall be final absent manifest error.

“Debt Yield Cure” shall mean the achievement of a Debt Yield for two (2) consecutive quarters, tested on each Debt Yield Test Date, of at least (a) 10.5% as of any Debt Yield Test Date occurring during the period commencing on the Closing Date through the last day of the third (3rd) Loan Year, and (b) 11.0% as of any Debt Yield Test Date thereafter.

“Debt Yield Test Date” shall mean the last day of each fiscal quarter.

“Debt Yield Trigger Event” shall mean the Debt Yield for two (2) consecutive quarters, tested on each Debt Yield Test Date, falling below (a) 10.5% as of any Debt Yield Test Date occurring during the period commencing on the Closing Date through the last day of the third (3rd) Loan Year and (b) 11.0% as of any Debt Yield Test Date thereafter.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) five percent (5%) above the Note Rate.

“Disclosure Document” shall have the meaning set forth in Section 9.2(a) hereof.

“Division” shall have the meaning set forth in Section 4.1.35(c) hereof.

“Eligibility Requirements” shall mean, with respect to any Person, that such Person, together with its Affiliate sponsor(s) who directly or indirectly Controls such Person, has (exclusive of any interest in the Property) (i) total assets (in name or under management) in excess of $600,000,000, in the aggregate, and (ii) except with respect to a pension or investment advisory firm or similar fiduciary, a net worth, capital/statutory surplus or shareholder’s equity of $250,000,000, in the aggregate.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or State-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or State chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a State chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R.§9.10 (b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and State authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company, insured by the Federal Deposit Insurance Corporation, (a) the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less, or (b) the long term unsecured debt obligations of which are rated at least “A+” by Fitch and S&P and “A1” by Moody’s in the case of accounts in which funds are held for more than thirty (30) days. As of the date hereof, PNC Bank, National Association is approved as an Eligible Institution.

“Embargoed Person” shall have the meaning set forth in Section 4.1.44 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” shall mean any federal, State and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that, at any time, apply to Borrower, Guarantor and/or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

“Environmental Liens” shall have the meaning set forth in Section 5.1.19(a) hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.39 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash” shall have the meaning set forth in Section 3.7(b) hereof.

“Excess Cash Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Excess Cash Fund” shall have the meaning set forth in Section 7.6 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Exchange Act Filing” shall have the meaning set forth in Section 9.2(a) hereof.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case: (i) imposed as a result of Lender being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which: (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.8, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to Lender’s failure to comply with Section 2.2.8(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Free Rent Tenant” shall have the meaning set forth in Section 7.5.1 hereof.

“Extraordinary Expense” shall mean an operating expense with respect to the Property that (i) is not set forth on the Approved Annual Budget and (ii) is not subject to payment by withdrawals from any other Reserve Fund Deposits.

“Family Member” shall mean, as to any natural Person, the parents, spouse, children and grandchildren (in each case, by birth or adoption) of such natural Person, but excluding any Prohibited Persons and any Embargoed Persons.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Flood Insurance Acts” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Flood Insurance Policies” shall have the meaning set forth in Section 6.1(a)(vii) hereof.

“Force Majeure” shall mean any of the following that are beyond the reasonable control of Borrower, directly affect Borrower and/or its applicable obligations hereunder, and for which Borrower notifies Lender in writing within ten (10) Business Days of Borrower becoming aware thereof: (i) acts of declared or undeclared war by a foreign enemy; (ii) riots; (iii) casualty or condemnation; (iv) floods or hurricanes, earthquakes or other acts of God; (v) governmental preemption in the case of a national emergency; (vi) unavailability of materials to the extent not within the reasonable control of Borrower; (vii) strikes, lockouts or other labor trouble; and (viii) any other event or circumstance not within the reasonable control of Borrower or any property or construction manager; provided, however, “Force Majeure” shall not include delays, stoppage or any other interference with the construction of any improvements caused by insolvency, bankruptcy or any lack of funds of Borrower, Guarantor or any Affiliate of the foregoing; provided, further, that any extension or extensions of any deadline or time period set forth in the Loan Documents on account of Force Majeure shall not exceed sixty (60) days in the aggregate.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fraudulent Conveyance” shall have the meaning set forth in Section 10.25 hereof.

“Free Rent Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Free Rent Fund” shall have the meaning set forth in Section 7.5.1 hereof.

“Free Rent Tenant” shall have the meaning set forth in Section 7.5.1 hereof.

“Full Replacement Cost” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Funding Borrower” shall have the meaning set forth in Section 10.25 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office, central bank or other authority of any nature whatsoever for any governmental unit (federal, State, county, district, municipal, city, country or otherwise) or quasi-governmental unit whether now or hereafter in existence.

“Gross Income from Operations” shall mean, for any date of determination, the sum of (i) total annualized base rent reflected in the most recent rent roll delivered to Lender in accordance with Section 5.1.10 hereof for all Tenants open for business, in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect and for which the Tenant thereunder is paying rent, provided that, without duplication, this clause (i) shall include Signed Not Open Income (without regard to the foregoing criteria), (ii) reimbursed expenses and or reimbursements, percentage and overage rent and income received from the Property during the twelve (12) month period immediately preceding such date of determination, and (iii) ancillary income (including, without limitation, income from reciprocal easement and similar agreements, parking, tenant services and signage received during the twelve (12) month period immediately preceding such date of determination (without duplication of any amounts set forth in clauses (i) and (ii) above), but excluding (a) one-time extraordinary income or non-recurring income, (b) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (c) refunds and uncollectible accounts, (d) sales of furniture, fixtures and equipment, (e) Insurance Proceeds (other than business interruption or other loss of income insurance), (f) Awards (other than any portion thereof allocated to any loss of income), (g) security deposits, utility and other similar deposits, (h) interest on credit accounts, (i) interest on the Reserve Funds, and (j) any disbursements to Borrower from the Reserve Funds (other than any Free Rent Funds disbursed in accordance with this Agreement); provided, that Gross Income from Operations shall be adjusted by Lender based on the following underwriting criteria of Lender: adjustments to exclude rental income attributable to any Tenant (1) that is a debtor in a Bankruptcy Action (except (A) any involuntary proceedings that have been dismissed within ninety (90) days of the filing of such involuntary proceeding, and/or (B) to the extent (x) such Tenant has (x) affirmed and assumed the applicable Lease in the Bankruptcy Action and such affirmation and assumption has been approved by the bankruptcy court having jurisdiction over such Bankruptcy Action pursuant to a final, non-appealable order and (y) provided adequate assurance of future performance of its obligations under such Lease, as reasonably determined by Lender) or from any Tenant whose lease obligations are guaranteed by a guarantor that is a debtor in a Bankruptcy Action (except to the extent (i) such guarantor has been recapitalized and has ratified its guaranteed obligations and agreed to honor such guarantee in full, in each case, in a manner approved by the bankruptcy court having jurisdiction over the Bankruptcy Action pursuant to a final, non-appealable order, (ii) a substitute guaranty from an Affiliate or other credit enhancement has been approved by the bankruptcy court having jurisdiction over the Bankruptcy Action pursuant to a final, non-appealable order or (iii) if such guarantor has voluntarily dismissed its Bankruptcy Action in a manner approved by the bankruptcy court having jurisdiction over the Bankruptcy Action pursuant to a final, non-appealable order), (2) in monetary default or material non-monetary default under its Lease beyond the longer of (x) any applicable notice and cure periods and (y) thirty (30) days, (3) who has ceased operations at its leased premises (i.e. “gone dark”) (unless such Tenant is subleasing the space demised under such Lease and (x) such sublease is at market terms (with market terms determined as if such sublease was a direct lease between such subtenant and Borrower) and/or (y) the primary Tenant under such Lease remains fully liable under such Lease, and, in each case, such sublease does not violate this Agreement or any provisions of the other Leases at the Property), (4) that has expressed its intention in writing to not renew, terminate, cancel and/or reject its applicable Lease, (5) that is an Affiliate of Borrower, and/or (6) whose tenancy at the Property is month-to-month (unless (A) Borrower has delivered to Lender a fully executed letter of intent from such month-to-month Tenant to either renew its Lease or enter into a replacement thereof, (B) such letter of intent is dated no earlier than six (6) months prior to such date of determination, and (C) during such six (6) month period, Borrower has been diligently conducting good faith negotiations with such Tenant).

“Guarantor” shall mean SITE Centers Corp., an Ohio corporation, and any other Person guaranteeing any payment or performance obligation of Borrower.

“Guarantor Financial Covenants” shall mean the on-going, minimum Net Worth and Unencumbered Liquid Assets requirement set forth in Section 5.1.30 hereof.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, from Guarantor to Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold; any substance the presence of which on the Property is prohibited by any federal, State or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

“Improvements” shall have the meaning set forth in Article 1 of the Security Instrument.

“Indebtedness” shall mean, for any Person, at a particular date, the sum (without duplication) at such date of: (i) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity), (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments, (iii) obligations for the deferred purchase price of property or services (including trade obligations) for which such Person or its assets is liable, (iv) reimbursement obligations under letters of credit, (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss (including any mandatory redemption of shares or interests), (vi) all obligations under leases that constitute capital leases for which such Person is liable, (vii) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (viii) all obligations under any PACE Loans, (ix) any other contractual obligations for the payment of money, and (x) obligations secured by any Liens, whether or not the obligations have been assumed (other than Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13 hereof.

“Indemnified Parties” shall mean Lender, any investment advisers of Lender, any Affiliate of Lender who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan, the holders of any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Director” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of Borrower or any of their respective equityholders or Affiliates (other than as an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a company that routinely provides professional Independent Directors or managers);

(ii) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors and other corporate services to Borrower or any of its equityholders or Affiliates in the ordinary course of business);

(iii) a Family Member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider;

(iv) a member, partner or employee of a law firm that has provided legal services of any kind to Borrower or its Affiliates; or

(v) a Person that Controls (whether directly, indirectly or otherwise) any of clauses (i), (ii), (iii) or (iv) above.

A natural person who otherwise satisfies the foregoing definition other than clause (i) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower shall not be disqualified from serving as an Independent Director, provided that the fees that such individual earns from serving as Independent Directors of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Independent Director Event” shall mean (i) any acts or omissions by such Independent Director that constitute willful disregard of such Independent Directors duties under the applicable organizational documents, (ii) such Independent Director engaging in or being charged with, or being convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or (iii) such Independent Director no longer meeting the definition of Independent Director.

“Individual Borrower” shall have the meaning set forth in Section 10.25 hereof.

“Initial Deposits” shall have the meaning set forth in Section 3.6 hereof.

“Initial Interest Period” shall mean the period commencing on the Closing Date and ending on (and including) the last day of the calendar month in which the Closing Date occurs.

“Insolvency Laws” shall have the meaning set forth in Section 10.25 hereof.

“Insolvency Opinion” shall mean, that certain bankruptcy non-consolidation opinion letter delivered by counsel for Borrower in connection with the closing of Loan and approved by Lender or the Rating Agencies, as the case may be.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean (a) for the first period hereunder, the Initial Interest Period and (b) for each Interest Period thereafter commencing November 1, 2023, the period commencing on (and including) the first (1st) calendar day of each calendar month and ending on (and including) the last day of such calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Investor” shall have the meaning set forth in Section 5.1.10(h) hereof.

“IRS” shall mean the United States Internal Revenue Service.

“Lead Lender” shall have the meaning set forth in Section 10.26 hereof.

“Lease Approval Request” shall have the meaning set forth in Section 5.1.17(e) hereof.

“Lease Termination Payments” shall mean all payments made to Borrower in connection with any termination, cancellation, buyout, surrender, sale or other disposition of any

Lease, including any forfeited security deposits or proceeds from a letter of credit that constitute security for a Lease.

“Leases” shall have the meaning set forth in Article 1 of the Security Instrument.

“Leasing Agent” shall mean Jeffery Realty, Inc., a New Jersey corporation, or, if the context requires, a Qualified Leasing Agent who is leasing the Property in accordance with the terms and provisions of this Agreement.

“Leasing Agreement” shall mean, that certain Exclusive Leasing Agreement, dated as of August 10, 2017, by and between Borrower and Leasing Agent, as extended by that certain Letter Agreement, dated as of October 19, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement), or, if the context requires, the Replacement Leasing Agreement executed in accordance with the terms and provisions of this Agreement

“Legal Requirements” shall mean, with respect to the Property, all federal, State, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the zoning, construction, use, alteration, occupancy or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Lender Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Lender Litigation” shall mean (i) litigation commenced by a lender similar to Lender against any Person alleging that such Person (x) failed to repay or failed to make required payments or other material payments in respect of a commercial real estate loan guaranty or indemnity or (y) breached or violated any monetary or material non-monetary covenants in any commercial real estate mortgage loan documents covered by non-recourse carve out provisions of the type similar to those contained in Section 9.4 hereof, and in the case of either (x) or (y), (A) such Person contested such litigation and (B) a court of competent jurisdiction ruled in favor of such lender with regard to such allegation, or (ii) litigation that is commenced by any Person against any such lender alleging that such lender breached or violated any provision of commercial real estate mortgage loan documents, and a court of competent jurisdiction ruled in favor of such lender with regard to such allegation.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.21 hereof.

“Lien” shall mean, with respect to the Property or any other Collateral, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property or any other Collateral, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances (but excluding any Tenant’s leasehold interest in the Property pursuant to an in accordance its Lease entered into in accordance with this Agreement).

“LLC Agreement” shall have the meaning set forth in Section 5.1.25(a) hereof.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents in the principal amount of the Loan Amount, as the same may be amended, componentized, split or otherwise modified pursuant to the terms hereof.

“Loan Amount” shall mean the amount of $100,000,000.00.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Lockbox Agreement, the Cash Management Agreement, the Assignment of Management Agreement, the Assignment of Agreements Affecting Real Estate, the Guaranty, the Assignment of Leasing Agreement, and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Party” shall mean each of Borrower, Affiliated Manager, and Guarantor.

“Loan to Value Ratio” shall mean, as of any date, the ratio, as determined by Lender, of (a) the outstanding principal balance of the Loan as of such date, to (b) the Appraised Value of the Property.

“Loan Year” shall mean the 365 (or 366 if applicable) calendar day period from and including October 4, 2023 through October 3, 2024, and each successive 365 (or 366 if applicable) calendar day period thereafter.

“Lockbox Account” shall have the meaning set forth in Section 3.1(a) hereof.

“Lockbox Agreement” shall mean that certain Deposit Account Control Agreement dated as of the date hereof by and among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lockbox Bank” shall mean any Eligible Institution selected by Borrower, subject to Lender’s written approval.

“Lockout Period” shall have the meaning set forth in Section 2.3.1 hereof.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs,

expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense).

“Major Lease” shall mean (a) any Lease which (i) together with all other Leases to the same tenant and to all Affiliates of such tenant, (A) covers 35,000 net rentable square feet or more of the total space at the Property, in the aggregate, or (B) provides for a lease term of more than 15 years including options to renew and covers 5,000 net rentable square feet or more of the total space at the Property, in the aggregate, (ii) is with an Affiliate of Borrower or Guarantor, (iii) does not provide for rental rates and terms comparable to existing local market rates and terms (provided, that, in connection with a Renewal Lease, the rental rates and terms may be at a discount to current market rates and terms to the extent the rental rates and terms in such Renewal Lease are substantially consistent with the rental rates and terms of the Lease being renewed by such Tenant), (iv) contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (v) is entered into during the continuance of an Event of Default and (b) any instrument guaranteeing or providing credit support for any lease described in subsection (a) above.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement), pursuant to which the Manager is to provide management and other services with respect to the Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean SITE Centers, Inc. or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement.

“Material Action” shall mean, as to any Person, (i) to the fullest extent permitted by law, to dissolve, wind up or liquidate such Person or engage in or permit any division, (ii) to sell or otherwise dispose of all or substantially all of the assets of such Person, (iii) to merge, combine or consolidate with any other Person, or, (iv) to take any Bankruptcy Action.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, profits, operations or condition (financial or otherwise) of Borrower, Guarantor or any Affiliated Manager, (b) Borrower’s title to the Property or the value or use of the Property or the operation or occupancy thereof, (c) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (d) the ability of Borrower, Guarantor and/or any Affiliated Manager to perform their respective obligations under the Loan Documents to which such Person is a party.

“Maturity Date” shall mean the Payment Date in November, 2028 or such other date on which the final payment of the principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the other Loan Documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” shall have the meaning set forth in Section 5.1.25(a) hereof.

“Monthly Debt Service Payment Amount” shall mean the amount of interest and the Scheduled Amortization Payment due and payable on each Payment Date, pursuant to the Note and Section 2.2 hereof.

“Monthly Insurance Premium Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Monthly Servicing Fees” shall have the meaning set forth in Section 9.3 hereof.

“Monthly Tax Deposit” shall have the meaning set forth in Section 7.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Cash Flow” for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Operating Income” shall mean the amount, calculated by Lender, obtained by subtracting Operating Expenses for the prior twelve (12) month period ending with the most recent calendar month reported from Gross Income from Operations.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Worth” shall have the meaning set forth in the Guaranty.

“New Insolvency Opinion” shall mean, that a bankruptcy non-consolidation opinion letter delivered by outside counsel to Borrower (or Transferee in connection with an Assumption) that is reasonably acceptable to Lender (or the Rating Agencies, as the case may be) and in form and substance reasonably acceptable to Lender (or the Rating Agencies, as the case may be).

“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of the Loan Amount, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Note Rate” shall mean 6.659% per annum.

“Notice” shall have the meaning set forth in Section 10.6 hereof.

“Obligations” shall mean Borrower’s obligation to pay the Debt and perform its obligations under the Note, this Agreement and the other Loan Documents.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower or Guarantor, as applicable, which is signed by a Responsible Officer of Borrower or Guarantor, as applicable, and in form and substance acceptable to Lender.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied), of whatever kind relating to the operation, maintenance and management of the Property and that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) utilities, ordinary repairs and maintenance, insurance, license fees, ground rent, common charges, property taxes and assessments, association dues, advertising and marketing expenses, payroll and related taxes, management fees equal to the greater of (x) management fees of two and one-half percent (2.5%) of Gross Income from Operations and (y) actual management fees incurred pursuant to the Management Agreement); but specifically excluding (i) depreciation and amortization, (ii) Debt Service, (iii) Capital Expenditures, (iv) non-recurring expenses as determined by Lender or extraordinary expenses as set forth in the Approved Annual Budget or otherwise approved by Lender, and (v) deposits into the Reserve Funds; provided, that the foregoing shall be adjusted as of the applicable date of determination for any expense increases (including, without limitation, increases to Taxes or Insurance Premiums) reasonably anticipated in good faith to occur in the subsequent twelve (12) month period.

“OpEx Overpayment Amount” shall have the meaning set forth in Section 5.1.10(i) hereof.

“OpEx Underpayment Amount” shall have the meaning set forth in Section 5.1.10(i) hereof.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, common charges, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Obligations Funds” shall have the meaning set forth in Section 7.4.1 hereof.

“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

“Permitted Encumbrances” shall mean, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Indebtedness” shall have the meaning set forth in Section 4.1.35(g) hereof.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Transfer” shall have the meaning set forth in Section 5.2.10(c) hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in Article 1 of the Security Instrument with respect to the Property.

“Physical Conditions Report” shall mean, with respect to the Property, a structural engineering report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that the Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on the Property.

“Plan” shall mean an employee benefit plan (as defined in section 3(3) of ERISA) whether or not subject to ERISA or a plan or other arrangement within the meaning of section 4975 of the Code.

“Plan Assets” shall mean assets of a Plan within the meaning of section 29 C.F.R. section 2510.3-101, as modified by section 3(42) of ERISA, or similar law.

“Policy” or “Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Prepayment Date” shall have the meaning set forth in Section 2.3.1 hereof.

“Prohibited Person” shall mean any Person:

(i) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii) that is owned or Controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi) who is an Affiliate of a Person listed above.

“Property” shall mean, each parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Security Instrument, together with all rights pertaining to the Property and Improvements, as more particularly described in Article 1 of the Security Instrument and referred to therein as the “Property”.

“Property Document” shall mean, individually or collectively, as the context may require, (a) any REAs, (b) Condominium Documents, and (c) any other material agreements relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property (other than any Management Agreement or the Leases); provided, that, “Property Document” shall not include any routine utility easements or other comparable easements granted by Borrower in the ordinary course of business which, individually or in the aggregate, do not and would not be reasonably expected to have a Material Adverse Effect.

“Property Document Event” shall mean any event which would, directly or indirectly, (i) cause a termination right, right of first refusal, first offer or any other similar right, (ii) cause any termination fees to be due, or (iii) cause a Material Adverse Effect to occur under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

“Property Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents or user fees, now or hereafter levied or assessed or imposed against the Property or part thereof.

“Provided Information” shall have the meaning set forth in Section 9.1(a) hereof.

“Qualified Insurer” shall have the meaning set forth in Section 6.1(b) hereof.

“Qualified Leasing Agent” shall mean a marketing and leasing organization that (a) has been approved by Lender, which approval shall not be unreasonably withheld so long as such Person is not an Affiliate of Borrower, and (b) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such leasing agent will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities (provided, that, if such Person is an Affiliate of Borrower, an updated Insolvency Opinion in form and substance acceptable to Lender and each Rating Agency shall be required to be delivered).

“Qualified Manager” shall mean a reputable and experienced professional management organization (a) which manages, together with its Affiliates, at least ten (10) Comparable Properties (exclusive of the Property), totaling in the aggregate no less than 2,000,000 square feet and (b) prior to whose employment as manager of the Property (i) prior to the occurrence of a Securitization, such employment shall have been approved by Lender, and (ii) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities (provided, that, if such Person is an Affiliate of Borrower, a New Insolvency Opinion shall be required to be delivered).

“Qualified Real Estate Investor” shall mean a single purpose entity that is in compliance with and satisfies all of the SPE Provisions hereof and is majority-owned and Controlled by a reputable and experienced Person that (i) is regularly engaged in the ownership and management of Comparable Properties, (ii) has at least ten (10) years’ experience owning and managing Comparable Properties, (iii) satisfies the Eligibility Requirements, (iv) at the time of determination, owns or manages no less than seven (7) Comparable Properties (exclusive of the Property) with at least 3,000,000 square feet (in the aggregate) and (v) is an Acceptable Person.

“Qualified Replacement Guarantor” shall mean any Person that is an Affiliate of a Qualified Real Estate Investor and which is acceptable to Lender.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Realpoint and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities; provided, if the Loan is not part of a Securitization, any action that would otherwise require a consent by a Rating Agency (but would not otherwise require the consent of Lender hereunder) shall instead require the consent of Lender.

“REA” shall mean, individually or collectively, (a) each of the documents or instruments described on Schedule V hereto, together with any estoppel or similar agreement related to any such document or instrument executed in favor of Lender in connection with the Loan, and any amendment, restatement, replacement or other modification thereof and (b) each reciprocal easement or similar agreement affecting the Property, any amendment, restatement, replacement or other modification thereof, any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof and any amendment, restatement, replacement or other modification thereof.

“Recycled SPE Certificate” shall mean, that certain Borrower’s Certification Regarding Recycled SPE Borrower, dated as of the date hereof, from Borrower to Lender.

“Registrar” shall have the meaning set forth in Section 10.27 hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b) hereof.

“Reimbursement Contribution” shall have the meaning set forth in Section 10.25 hereof.

“Release” of any Hazardous Materials shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Release Amount” shall mean (a) with respect to the At Home Parcel, $11,527,000.00, and (b) with respect to the Target Parking Area, $1.00.

“Release Date” shall have the meaning set forth in Section 2.5 hereof.

“Release Parcel” shall have the meaning set forth in Section 2.5 hereof.

“REMIC” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds any interest in all or any portion of the Loan.

“Renewal Lease” shall have the meaning set forth in Section 5.1.17(a) hereof.

“Rents” shall mean all rents, rent equivalents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by tenants on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for excessive rubbish removal and other sundry charges), moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Guarantor, any Affiliate of the foregoing, Manager or any of their respective agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, signage income, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Guarantor, any Affiliate of the foregoing, Manager or any of their respective agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent such Insurance Proceeds are treated as business or rental interruption Insurance Proceeds pursuant to the terms hereof. Notwithstanding the foregoing, “Rents” shall not include any security deposits received from tenants until forfeited or applied.

“Replacement Leasing Agreement” shall mean, collectively, (a) a leasing agreement with a Qualified Leasing Agent or another Person reasonably acceptable to Lender substantially in the same form and substance as the Leasing Agreement or in form and substance reasonably acceptable to Lender and (b) a subordination of leasing agreement substantially in the form of the Assignment of Leasing Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Leasing Agent at Borrower’s expense.

“Replacement Management Agreement” shall mean, collectively, (a) a management agreement with a Qualified Manager or another Person reasonably acceptable to Lender substantially in the same form and substance as the Management Agreement or in form and substance reasonably acceptable to Lender and (b) a subordination of management agreement substantially in the form of the Assignment of Management Agreement (or such other form acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Replacement Reserve Funds” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1 hereof.

“Required Repair Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Required Repair Funds” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Fund Deposits” shall mean the amounts to be deposited into the Accounts for any given month or at any other time as provided in this Agreement or in the other Loan Documents.

“Reserve Funds” shall mean, collectively, the amounts on deposit in any of the Accounts.

“Responsible Officer” shall mean with respect to a Person, the chairman of the board, president, chief executive officer, chief operating officer, chief financial officer, treasurer, vice president-finance, vice president of capital markets or such other authorized representative of such Person.

“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Lender.

“Restricted Party” shall mean Borrower, any Guarantor, or any Affiliated Manager or any direct or indirect legal or beneficial owner thereof; provided, however, that the term “Restricted Party” shall be deemed not to include any Person whose direct or indirect legal or beneficial ownership of Borrower, Guarantor or Affiliated Manager is solely through the ownership of shares of stock listed on the New York Stock Exchange, NASDAQ or another nationally recognized stock exchange.

“Rollover Reserve Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Rollover Reserve Monthly Deposit” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, change in Control, transfer or pledge of a direct or indirect legal or beneficial interest.

“Scheduled Amortization Payments” shall mean the amount of principal set forth on Schedule IV hereto to be paid on each Payment Date. Following any partial prepayment and recalculation of the Scheduled Amortization Payments, Lender shall provide Borrower with a schedule of the Scheduled Amortization Payments calculated in accordance herewith.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1 hereof.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2(a) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Security Instrument” shall mean that certain first priority Mortgage and Security Agreement, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 9.3 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.3 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Signed Not Open Income” shall mean upcoming rents under fully executed Leases that are in full force and effect as of the Closing Date and/or entered into in accordance with this Agreement following the Closing Date; provided, that (a) such Tenant(s) have no right to terminate their respective Lease prior to the full rent commencement date, (b) such Tenant’s obligation to pay the full amount of rent must commence within six (6) months of the date its respective Lease was executed, and (c) to the extent such Tenant is in a free rent or abated rent period, Borrower must pay to Lender the full amount of such free rent, rent abatement or other similar rental concessions for deposit into the Free Rent Account pursuant to and in accordance with Section 7.5.1 hereof.

“Specified Tenant” shall mean, collectively and/or individually (as the context requires), any Tenant that (in the aggregate with any of its Affiliates) leases more than 35,000 square feet at the Property (but specifically excluding Raymour & Flanigan).

“Specified Tenant Lease” shall mean, collectively and/or individually (as the context requires), each Lease at the Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder or any other agreement with any Specified Tenant Parent relating to the applicable Specified Tenant Lease), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified in accordance with the terms of this Agreement.

“Specified Tenant Parent” shall mean, with respect to any Specified Tenant, any guarantor or indemnitor of such Specified Tenant’s liabilities and obligations under the applicable Specified Tenant Lease.

“Specified Tenant Space” shall mean that portion of the Property demised to the Specified Tenant pursuant to the applicable Specified Tenant Lease.

“Specified Tenant Trigger Event” shall mean with respect to any Specified Tenant, that such Specified Tenant

(1)
is in default under its Specified Tenant Lease beyond all applicable notice and cure periods contained therein,
(2)
terminates, vacates, cancels or rejects (or gives notice of its intention to terminate, vacate, cancel or reject) its Specified Tenant Lease,
(3)
is the subject of any Bankruptcy Action or takes advantage of (or announces its intent to take advantage of) any Creditors Rights Laws or its Specified Tenant Parent is the subject of any Bankruptcy Action or takes advantage of (or announces its intent to take advantage of) any Creditors Rights Laws,
(4)
goes dark at the Property, is not in physical occupancy or is otherwise not open or operating its business with respect to 50% or more of its Specified Tenant Space,
(5)
subleases or licenses 50% or more of its Specified Tenant Space to any Person, and/or
(6)
does not renew (or gives notice of intention to not renew, including by failing to timely deliver any notice required in connection with any renewal options set forth in the Specified Tenant Lease) its Specified Tenant Lease.

“Specified Tenant Cure” shall mean the earlier to occur of:

(a)
with respect to a Specified Tenant Trigger Event occurring as a result of subclause (i) of the definition of Specified Tenant Trigger Event, (x) such Specified Tenant has cured such default (other than as a result of any waiver by Borrower, unless such waiver is approved in writing by Lender) in a manner reasonably acceptable to Lender and no other default then exists under the applicable Specified Tenant Lease beyond all applicable notice and cure periods contained therein or (y) Borrower executing a Lease (or

Leases) in form and substance reasonably acceptable to Lender with a replacement tenant reasonably acceptable to Lender for the entirety of the applicable Specified Tenant Space in question and such replacement tenant(s) has signed the Lease(s), is in physical occupancy of its demised space and is either paying current rent or full rent commencement occurs within six (6) months of the date of such acceptable Lease (the events described in this subclause (y), a “New Tenant Cure”),
(b)
for the Specified Tenant Trigger Event in subclause (ii) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred or (y) all the space demised to the Specified Tenant has been re-leased to such Specified Tenant pursuant to the terms of its existing Lease or upon terms and conditions reasonably acceptable to Lender, and the Specified Tenant is in full physical occupancy of the demised space and paying all rent due on a current basis,
(c)
for the Specified Tenant Trigger Event in subclause (iii) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred, (y) the affirmation (without amendment) by such Specified Tenant of the applicable Specified Tenant Lease or Specified Tenant Parent’s obligations thereunder, as applicable, and such Specified Tenant is paying all rent due on a current basis, or (z) to the extent the Specified Tenant Trigger Event is caused by an involuntary Bankruptcy Action, such involuntary Bankruptcy Action being discharged, stayed or dismissed within ninety (90) days of the filing of such involuntary Bankruptcy Action,
(d)
for the Specified Tenant Trigger Event in subclause (iv) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred or (y) the Specified Tenant resumes actual physical occupancy and operation of business in more than 50% of the applicable Specified Tenant Space and such Specified Tenant is paying all rent due on a current basis,
(e)
for the Specified Tenant Trigger Event in subclause (v) of the definition of Specified Tenant Trigger Event, such sublease or license has been terminated and either (x) a New Tenant Cure has occurred or (y) the Specified Tenant resumes actual physical occupancy and operation of business in more than 50% of the applicable Specified Tenant Space and such Specified Tenant is paying all rent due on a current basis, and/or
(f)
for the Specified Tenant Trigger Event in subclause (vi) of the definition of Specified Tenant Trigger Event, a New Tenant Cure has occurred;

provided, however, that in each case, a Specified Tenant Cure set forth in this definition shall be subject to the following conditions, (i) that no Event of Default shall have occurred and be continuing, (ii) no other Cash Sweep Event and no other Specified Tenant Trigger Event has occurred and is continuing, and (iii) Borrower shall have paid all the out-of-pocket costs and expenses of Lender incurred in connection therewith (including reasonable attorneys’ fees and expenses).

“SPE Provisions” shall mean the representations, covenants and other terms and conditions hereof and of the other Loan Documents, in each case, relating to single purpose, bankruptcy remote entities, including, without limitation, the Recycled SPE Certificate, Section 4.1.35 and Section 5.1.25 hereof.

“Special Member” shall have the meaning set forth in Section 5.1.25(a) hereof.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Surety” shall have the meaning set forth in Section 10.25 hereof.

“Survey” shall mean a survey prepared by a surveyor licensed in the State where the Property is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Target” shall mean Target Corporation formerly known as Dayton Hudson Corporation.

“Target Parking Area” shall mean the real property and the improvements thereon, together with all rights pertaining to the such real property and improvements, each as more particularly described on Schedule X attached hereto

“Target Purchase Agreement” shall mean that certain Target Parking Area Purchase Rights Agreement, dated as of December 5, 1997, between Dayton Hudson Corporation and Nassau Pavilion Associates, L.P.

“Tax and Insurance Escrow Funds” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Premium Account” shall have the meaning set forth in Section 3.1(b) hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) to Borrower under any Lease now or hereafter affecting all or any part of the Property.

“Tenant Direction Letters” shall mean, collectively, letters, in the form attached hereto as Exhibit A or otherwise in a form and substance satisfactory to Lender, addressed to each tenant of the Property (and any new tenants with whom Borrower enters into Leases after the date hereof for space at the Property in accordance with this Agreement) executed by Borrower, which letters shall require each tenant to deliver its respective rent (and all other sums owed by such tenant to Borrower under the applicable Lease) in accordance with the instructions contained in such letters to the Lockbox Account established with the Lockbox Bank and controlled by Lender to be held by Lender in accordance with this Agreement.

“Third Party Reports” shall mean the Title Insurance Policy, the Survey delivered to Lender prior to the Closing Date, the Environmental Report, the Physical Conditions Report, any zoning reports and any similar reports (and any supplements thereto) prepared for and delivered to Lender prior to the Closing Date.

“Title Company” shall mean First American Title Insurance Company and Nations Land Services, as agent for First American Title Insurance Company.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is located in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to the Property and insuring the lien of the Security Instrument encumbering the Property.

“Toxic Mold” shall mean Stachybotrys, A. fumigatus, A. flavus, Histoplasma capsulatum, Cryptococcus neoformans or other members of the fungi family that reproduces through the release of spores or the splitting of cells or other means and generate metabolites, mycotoxins and wastes, any of which have been determined by the relevant Governmental Authority to be toxic or to pose a risk to human health.

“Transfer” shall have the meaning set forth in Section 5.2.10(a) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b) hereof.

“Unencumbered Liquid Assets” shall have the meaning set forth in the Guaranty.

“U.S. Obligations” shall mean direct non-callable obligations of the United States of America.

“U.S. Person” shall mean a Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.2.8(e) hereof.

“USPAP” shall mean the Uniform Standard of Professional Appraisal Practice.

“Withholding Agent” shall mean any Loan Party and Lender.

“Yield Maintenance Date” shall mean the May, 2028 Payment Date.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) an amount equal to 1% of the amount of the Loan being prepaid; and (b) the positive difference between (i) the sum of the present values of the Calculated Payments (as defined below) determined by discounting those payments to their present value at the date of prepayment at the Discount Rate (as defined below) and (ii) the principal amount of the Loan being prepaid. As used in this definition, the term “Calculated Payments” means the scheduled monthly payments of principal and interest which would be due, based on the principal amount of the Loan being prepaid (including any payment due at maturity), from the Payment Date next following the prepayment through the Yield Maintenance Date. As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (as defined below), when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the bond equivalent yield calculated by Lender five (5) Business Days prior to the date of prepayment (the “Yield Maintenance Determination Date”) by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the Yield Maintenance Determination Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the scheduled Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall promptly notify Borrower of the amount and the basis of determination of the required prepayment consideration. Lender’s calculation of the Yield Maintenance Premium shall be conclusive absent manifest error.

Section 1.2
Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II.

 GENERAL TERMS

Section 2.1
Loan Commitment; Disbursement to Borrower.
2.1.1.
Agreement to Lend and Borrow.

Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2.
Single Disbursement to Borrower.

Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3.
The Note, Security Instrument and Loan Documents.

The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases and the other Loan Documents.

2.1.4.
Use of Proceeds.

Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Property, (b) make the Initial Deposits into the Reserve Funds on the Closing Date in the amounts provided herein or in the other Loan Documents, and/or (c) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, each in accordance with the express terms and conditions set forth in this Agreement. The balance, if any, shall be distributed to Borrower.

Section 2.2
Interest; Loan Payments; Late Payment Charge.
2.2.1.
Payments.

a) Interest. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to the Maturity Date at the Note Rate. Borrower shall make a payment to Lender of interest only on the date hereof for the Initial Interest Period. Commencing on the first (1st) day of December, 2023 and continuing on each Payment Date thereafter, through and including the Maturity Date, Borrower shall pay consecutive monthly payments of interest only, at the Note Rate and any amounts due pursuant to this Agreement.

b) Principal. The Scheduled Amortization Payments shall be paid on December 1, 2024 and on each subsequent Payment Date thereafter.

c) Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrower, to change the Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence all such changes, but the failure of Borrower to exercise such amendment shall not affect the effectiveness of any change for which Lender has so notified Borrower.

d) All payments and other amounts due under the Note, this Agreement and the other Loan Documents shall be made without any setoff, defense or irrespective of, and without deduction for, counterclaims.

2.2.2.
Interest Calculation.

Interest on the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the Interest Period for which the calculation is being made by (b) a daily rate equal to the

Note Rate divided by three hundred sixty (360) by (c) the average daily outstanding principal balance of the Loan during the applicable period for which the calculation is being made.

2.2.3.
Intentionally Omitted.
2.2.4.
Payment on Maturity Date.

Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest thereon, any Yield Maintenance Premium, and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents, including, without limitation, all interest that would accrue on the outstanding principal balance of the Loan through and including the Maturity Date.

2.2.5.
Payments after Default.

Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date of the underlying Event of Default without regard to any grace or cure periods contained herein, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by Applicable Law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default.

2.2.6.
Late Payment Charge.

If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due (other than amounts due on the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents to the extent permitted by Applicable Law.

2.2.7.
Usury Savings.

This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.8.
Taxes.

a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.2.8) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

b) Payment of Other Taxes. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law any Other Taxes.

c) Indemnification. The Loan Parties shall jointly and severally indemnify Lender, within ten (10) days after demand therefor accompanied by evidence of the amount owed pursuant to this Section 2.2.8, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.2.8) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.2.8, such Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

e) Status of Lenders.

i) In the event Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.2.8(e)(ii)(A), (ii)(B), (ii)(C) and (ii)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

A) Lender shall deliver to Borrower from time to time upon the reasonable request of Borrower executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;

B) if Lender becomes a Foreign Lender, Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which Lender becomes a Foreign Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower, whichever of the following is applicable):

1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2) executed copies of IRS Form W-8ECI;

3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code: (x) a certificate in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section

881(c)(3)(C) of the Code, which shall be in the form attached hereto as Exhibit C-1 (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in the form of Exhibit C-2 or Exhibit C-3 attached hereto. IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 attached hereto on behalf of each such direct and indirect partner;

C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by Borrower) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made; and

D) if a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

f) Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.2.8 (including by the payment of additional amounts pursuant to this Section 2.2.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.2.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.2.8(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.2.8(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.2.8(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

g) Survival. Each party’s obligations under this Section 2.2.8 shall survive any assignment of rights by, or the replacement of, Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.3
Prepayments.
2.3.1.
Voluntary Prepayments.

a) Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the first day of the second (2nd) Loan Year (the “Lockout Period”). On any Payment Date occurring after the expiration of the Lockout Period, Borrower may, at its option, prepay the Loan in whole (but not in part, except to the extent such prepayment in part is otherwise expressly permitted herein), upon satisfaction of the following conditions:

i) no Event of Default shall have occurred and be continuing;

ii) Borrower shall provide prior written notice to Lender (which notice shall be revocable in accordance with Section 2.3.1(c) hereof) specifying the date (the “Prepayment Date”) upon which the prepayment is to be made, which notice shall be delivered to Lender not less than fifteen (15) Business Days prior to such payment; and

iii) Borrower shall pay to Lender, simultaneously with such prepayment, (i) all accrued and unpaid interest calculated at the Note Rate on the amount of principal being prepaid through and including the Prepayment Date; (ii) in addition to the payment required in clause (i) above, an amount equal to the interest that would have accrued at the Note Rate on the amount of principal being prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment; (iii) the Yield Maintenance Premium, if the Prepayment Date is a date prior to the Yield Maintenance Date (it being agreed that no Yield Maintenance Premium shall be due with respect to prepayments occurring on Prepayment

Dates on or after the Yield Maintenance Date) and (iv) all other sums then due under this Agreement, the Note or the other Loan Documents.

b) If a notice of prepayment is given by Borrower to Lender pursuant to this Section 2.3.1, the amount designated for prepayment and all other sums required under this Section 2.3.1 shall be due and payable on the Prepayment Date (subject to Section 2.3.1(c) hereof).

c) Borrower shall be permitted to rescind, revoke or modify its notice of prepayment, provided that (i) a written notice of such rescission, revocation or modification, as applicable, is received by Lender prior to the Prepayment Date and (ii) Borrower pays Lender’s out-of-pocket costs and expenses incurred as a result of Lender’s receipt of such notice.

2.3.2.
Mandatory Prepayments.

On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if and to the extent Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds, together with the payment of the Yield Maintenance Premium (if applicable). Such prepayment shall be applied, first, to interest on the outstanding principal balance of the Loan that would have accrued at the Note Rate on the amount prepaid through the end of the Interest Period in which such prepayment occurs, notwithstanding that such Interest Period extends beyond the date of prepayment, and then to all other amounts then due to Lender under this Agreement or any of the other Loan Documents (including the Yield Maintenance Premium (if applicable)) and then to the outstanding principal balance of the Loan. Notwithstanding the foregoing, so long as no Event of Default is continuing at the time of prepayment pursuant to this Section 2.3.2, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.

2.3.3.
Prepayments After Default.

If, during the continuance of an Event of Default Borrower tenders payment of all or any part of the Debt (which tender Lender may reject to the extent permitted under applicable Legal Requirements), or if all or any portion of the Debt is recovered by Lender after such Event of Default, such tender or recovery shall be deemed a voluntary prepayment by Borrower and Borrower shall pay, in addition to the Debt, (i) all accrued and unpaid interest calculated at the Default Rate on the amount of principal being prepaid through and including the date of prepayment together with an amount equal to the interest that would have accrued at the Default Rate through the end of the Interest Period in which such prepayment occurs, (ii) to the extent such tender or recovery occurs prior to the expiration of the Lockout Period, an amount equal to four percent (4%) of the original amount of the Loan, (iii) to the extent such tender or recovery occurs prior to the Yield Maintenance Date, the Yield Maintenance Premium, and (iv) all other sums then due under this Agreement, the Note or the other Loan Documents.

2.3.4.
Making of Payments.

Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:00 p.m., New York City time, on or prior to the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower.

2.3.5.
Application of Prepayments.

Provided, no Event of Default has occurred and is continuing, all prepayments received pursuant to this Section 2.3 and Section 2.5 shall be applied first, to interest on the outstanding principal balance being prepaid that accrued through and including the Prepayment Date, second, to interest on the outstanding principal balance being prepaid that would have accrued through the end of the calendar month in which the prepayment occurred, third, to the payment of the applicable Yield Maintenance Premium and fourth, to the payments of principal due under the Loan in the inverse order of maturity. If an Event of Default is continuing, Lender shall apply any and all amounts paid in its sole and absolute discretion.

Section 2.4
Intentionally Omitted.
Section 2.5
Parcel Release.

Borrower may obtain the release of (x) the Target Parking Area and/or (y) at any time other than the sixty (60) days prior to, and the sixty (60) days following, any Secondary Market Transaction, the At Home Parcel (each a, “Release Parcel”) from the Lien of the Security Instrument thereon and the related Loan Documents and the release of Borrower’s obligations under the Loan Documents with respect to such Release Parcel (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

a) no Event of Default shall have occurred and be continuing under the Loan at the time Borrower requests a release of a Release Parcel or on the Release Date;

b) Borrower provides Lender with (i) at least thirty (30) days prior written notice of its request to obtain a partial release of the At Home Parcel or (ii) at least twenty (20) days prior written notice of its request to obtain a partial release of the Target Parking Area, and, in either case, the Payment Date upon which it desires to have such Release Parcel released (the “Release Date”);

c) on or prior to the Release Date, (i) Borrower prepays the portion of the Loan equal to the applicable Release Amount in accordance with the terms and conditions of Section 2.3.1 hereof (including paying any applicable Yield Maintenance Premium if such Release Parcel is the At Home Parcel); provided, that such prepayment may be made prior to the Lockout Date, notwithstanding anything in Section 2.3.1 hereof to the contrary;

d) Borrower submits to Lender, not less than (i) twenty (20) days prior to the Release Date with respect to the At Home Parcel, or (ii) ten (10) days prior to the Release Date with respect to the Target Parking Area, a release of Lien (and related Loan Documents) for such Release Parcel for review by Lender. Such release shall be in a form appropriate in the State in which such Release Parcel is located and that would be reasonably satisfactory to a prudent institutional lender and shall contain standard provisions protecting the rights of the releasing lender;

e) solely in connection a partial release of the At Home Parcel, after giving effect to such release and the payment of the Release Amount, the Debt Yield for the Property then remaining subject to the Lien of the Security Instrument shall be at least equal to the greater of (x) 11.75% or (y) the Debt Yield for the Property (including the At Home Parcel) immediately preceding the release of the At Home Parcel;

f) intentionally omitted;

g) Lender receives payment of all Lender’s costs and expenses, including due diligence review costs and reasonable attorneys’ fees and disbursements actually incurred in connection with the release of such Release Parcel from the Lien of the Security Instrument and the review and approval of the documents and information required to be delivered in connection therewith;

h) Borrower delivers true, correct and complete copies of the transfer documents (including the contract of sale, if any) for Lender’s review and approval, not to be unreasonably withheld, conditioned or delayed;

i) if such Release Parcel is not already a legally subdivided parcel, then as of or prior to the transfer and release of such Release Parcel, (i) each applicable municipal authority exercising jurisdiction over such Release Parcel shall have approved a lot-split ordinance or other applicable action under local law dividing such Release Parcel from the remainder of the Property, which shall trigger issuance of a separate tax identification number for such Release Parcel in question (with the result that, upon the transfer and release of such Release Parcel in question, no part of the remaining Property shall be part of a tax lot which includes any portion of such Release Parcel) or (ii) an application has been made under local law to the appropriate Governmental Authority for approval of a lot-split ordinance or other application action and for a separate tax identification number for such Release Parcel and the transferee and transferor Borrower shall have otherwise entered into a property tax allocation agreement which has the same economic effect of a tax lot subdivision (regardless of the ultimate payor);

j) if such Release Parcel is not already a legally subdivided parcel, then all Legal Requirements applicable to such Release Parcel in question necessary to accomplish the lot split shall have been fulfilled (other than those Legal Requirements that are required to be satisfied after the lot split), and all necessary variances, if any, shall have been obtained, and Borrower shall have delivered to Lender either (i) letters or other evidence from the appropriate municipal authorities confirming such compliance with laws or (ii) a zoning report, legal opinion or other evidence confirming such compliance with laws, in each case in substance reasonably satisfactory to Lender (provided that in each case with respect to Legal Requirements that are required to be satisfied after the lot split, Borrower shall deliver an Officer’s Certificate certifying that Borrower shall comply with such applicable Legal Requirements);

k) after giving effect to the release of such Release Parcel, Borrower delivers to Lender evidence that the remaining Property, with all easements appurtenant and other Permitted Encumbrances thereto, will not be in violation of any Leases, Property Documents and then applicable Legal Requirements and all necessary variances, if any, shall have been obtained and evidence thereof has been delivered to Lender which in form and substance is appropriate for the jurisdiction in which such Release Parcel is located;

l) Borrower delivers to Lender evidence reasonably satisfactory to Lender that such Release Parcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the remaining Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the remaining Property or for the then current use or operation of the remaining Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that such Release Parcel is necessary for any such purpose, a reciprocal easement agreement, joint development agreement or other agreement (in each case in a form and substance that would be reasonably acceptable to an ordinary prudent lender and which easements or agreements will not materially adversely affect such remaining Property) for the benefit and burden of the Property and such Release Parcel has been executed and recorded that would allow the owner of the remaining Property to continue to use such Release Parcel to the extent necessary for such purpose;

m) if reasonably requested by Lender, Borrower delivers a new Survey in form and substance reasonably acceptable to Lender and an updated zoning report in form and substance reasonably acceptable to Lender for such remaining parcels that are collateral for the Loan

n) Borrower delivers to Lender an endorsement with regard to Lender’s Title Insurance Policy with respect to the Property that (i) extends the date of the Title Insurance Policy to the effective date of the release, (ii) insures the priority of the Security Instrument is not affected and (iii) to the extent commercially available at commercially reasonable rates in the applicable state, insures the rights and benefits of any new or amended reciprocal easement agreement affecting the Property

o) solely in connection a partial release of the At Home Parcel, notwithstanding the foregoing provisions of this Section 2.5, if the Loan is included in a REMIC and, the loan to value ratio (as determined in Lender’s good faith discretion by any commercially reasonable method permitted to a REMIC) is greater than 125% after the release of the At Home Parcel, no such release will be permitted unless the principal balance of the Loan is prepaid by the greater of: (i) the Release Amount or (ii) the least of one of the following amounts: (1) the Net Sales Proceeds from a sale of the At Home Parcel, (2) the fair market value of the At Home Parcel at the time of release or (3) an amount such that the loan to value ratio after the release of the At Home Parcel (as so determined by Lender) is not greater than the loan to value ratio of the entire Property immediately prior to the release of the At Home Parcel, unless Lender receives an opinion of counsel that, if (ii) above is not followed, the Securitization will not fail to maintain its status as a REMIC as a result of such release; and

p) Borrower delivers to Lender such other documents, opinions, assurances or certificates relating to such Release Parcel (including back-up for closing costs and proof of payment thereof) as Lender may reasonably request, including, without limitation, an Officer’s Certificate certifying that (i) the terms and conditions of this Section 2.5 have been satisfied, (ii) the release of such Release Parcel will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released, (iii) that after giving effect to such release, each of such Release Parcel and the remaining Property (together with any appurtenant easements or other rights with respect to adjacent property) conform to and are in compliance in with all Legal Requirements and constitute or will constitute one (1) or more separate tax lots, and (iv) following the release of such Release Parcel, the Borrower remains in compliance with the SPE Provisions.

Section 2.6
Release on Payment in Full.

Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Security Instrument on the Property.

ARTICLE III. CASH MANAGEMENT

Section 3.1
Establishment of Accounts.

a) Borrower has, (i) established, and shall maintain for the term of the Loan, an account (the “Lockbox Account”) with Lockbox Bank into which Borrower shall deposit, or cause to be deposited, all Rents, Gross Income from Operations, all other revenue and income from the ownership and operation of the Property from whatever source, and forfeited security deposits, and (ii) executed and delivered the Lockbox Agreement.

b) Borrower or Lender shall, simultaneously herewith, (i) establish and hereby covenants to maintain for the term of the Loan, an account with Cash Management Bank (the “Cash Management Account”), into which Borrower shall deposit or cause to be deposited, upon the occurrence and during the continuance of a Cash Sweep Period, all sums on deposit in the Lockbox Account, in accordance with Section 3.2 hereof, (ii) execute and deliver the Cash Management Agreement with Cash Management Bank providing for the control of the Cash Management Account by Lender, and (iii) establish and hereby covenants to maintain for the term of the Loan, the following Accounts (which may be book entry sub-accounts of the Cash Management Account) into which amounts described below shall be deposited or allocated:

i) an account with Cash Management Bank (or Lender or Servicer, as applicable) into which Borrower shall deposit, or cause to be deposited, the Monthly Tax Deposit and the Monthly Insurance Premium Deposit (the “Tax and Insurance Premium Account”);

ii) an account with Cash Management Bank (to the extent such funds are not held by Lender or Servicer) into which Borrower shall deposit, or cause to be deposited, the Monthly Debt Service Payment Amount (the “Debt Service Account”);

iii) an account with Cash Management Bank (or Lender or Servicer, as applicable) into which Borrower shall deposit, or cause to be deposited, the Replacement Reserve Monthly Deposit (the “Replacement Reserve Account”);

iv) an account with Cash Management Bank (or Lender or Servicer, as applicable) into which Borrower shall deposit, or cause to be deposited, the Required Repair Fund (the “Required Repair Account”);

v) an account with Cash Management Bank (or Lender or Servicer, as applicable) into which Borrower shall deposit, or cause to be deposited, the Rollover Reserve Fund (the “Rollover Reserve Account”);

vi) an account with Cash Management Bank (to the extent such funds are not held by Lender or Servicer) into which Borrower shall deposit, or cause to be deposited approved Operating Expenses and approved Extraordinary Expenses (the “Borrower Expense Account”);

vii) an account with Cash Management Bank (to the extent such funds are not held by Lender or Servicer) into which Borrower shall deposit, or cause to be deposited, the Excess Cash (the “Excess Cash Account”); and

viii) an account with Cash Management Bank (to the extent such funds are not held by Lender or Servicer) into which Borrower shall deposit, or cause to be deposited, the Free Rent Fund (the “Free Rent Account”).

For the avoidance of doubt, the parties hereto acknowledge and agree that the Reserve Funds may be held by Servicer on behalf of Lender at PNC Bank, National Association. To the extent Servicer requests to transfer the Reserve Funds to a different Eligible Institution and Lender has consent rights over such transfer, Lender shall use commercially reasonable efforts to consult with Borrower on a non-binding basis only with respect such replacement Eligible Institution. Following written request from Borrower (but not more frequently than once per quarter), Lender and/or Servicer will provide current account balances for Reserve Funds that are directly held by Lender and/or Servicer.

Section 3.2
Deposits into Lockbox Account.

a) Borrower represents, warrants and covenants that (i) Borrower shall, or shall cause Manager to, immediately deposit all Rents, Gross Income from Operations, all other revenue and income from the ownership and operation of the Property from whatever source, and forfeited security deposits into the Lockbox Account, (ii) Borrower shall send a Tenant Direction Letter to all tenants now or hereafter occupying space at the Property directing them to pay all Rents and other sums due under the Lease to which they are a party into the Lockbox Account, (iii) other than the Accounts, there shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property is deposited, and (iv) neither Borrower nor any other Person shall open any other such account with respect to the deposit of income in connection with the Property; provided, however, that the foregoing shall not prohibit funds from being transferred from an Account to Borrower’s operating account in accordance with this Agreement, the Lockbox Agreement and the Cash Management Agreement. Until deposited into the Lockbox Account (or the Rollover Reserve Account with respect to Lease Termination Payments), any Rents, Gross Income from Operations, all other revenue and income from the ownership and operation of the Property from whatever source, Lease Termination Payments and forfeited security deposits held by Borrower or Manager shall be deemed to be Collateral and shall be held in trust by it for the benefit of Lender and shall not be commingled with any other funds or property of Borrower or Manager.

b) Funds deposited into the Lockbox Account (other than any minimum deposit required pursuant to the Lockbox Agreement) shall be swept by the Lockbox Bank on a daily basis (i) if a Cash Sweep Period or Event of Default is continuing, to the Cash Management Account to be applied and distributed in accordance with this Agreement and the Cash Management Agreement and (ii) if no Cash Sweep Period or Event of Default is continuing, to Borrower’s operating account.

c) Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 3.2 without Lender’s prior written consent.

Section 3.3
Account Name.

a) The Accounts shall each be in the name of Borrower for the benefit of Lender.

b) In the event Lender transfers or assigns the Loan, Borrower acknowledges that Lockbox Bank and Cash Management Bank, at Lender’s request, shall change the name of each Account to the name of the transferee or assignee. In the event Lender retains a servicer to service the Loan, Borrower acknowledges that Lockbox Bank and Cash Management Bank, at Lender’s request, shall change the name of each account to the name of the servicer, as agent for Lender.

Section 3.4
Eligible Accounts. Borrower shall, and to the extent within Borrower’s control, shall cause Lockbox Bank and Cash Management Bank to, maintain each Account as an Eligible Account.
Section 3.5
Permitted Investments. Sums on deposit in any Account other than the Lockbox Account or Cash Management Account may be invested in Permitted Investments provided (i) such investments are then regularly offered by Cash Management Bank for accounts of this size, category and type, (ii) such investments are permitted by Applicable Law, (iii) the maturity date of the Permitted Investment is not later than the date on which sums in the applicable Account are anticipated by Lender to be required for payment of an obligation for which such Account was created, and (iv) no Event of Default shall have occurred and be continuing. Except as otherwise provided herein, all income earned from Permitted Investments shall be retained by Borrower and Borrower shall be responsible for payment of any federal, State or local income or other tax applicable to income earned from Permitted Investments. Borrower hereby irrevocably authorizes and directs Cash Management Bank, to hold any income earned from Permitted Investments as part of the Accounts. No other investments of the sums on deposit in the Accounts shall be permitted except as set forth in this Section 3.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds or of any funds deposited in the related Accounts.
Section 3.6
The Initial Deposits. Lender shall determine, in its reasonable discretion, the initial deposit amounts (the “Initial Deposits”) required to be deposited in each Account and Borrower shall deposit the respective Initial Deposits into each Account on the Closing Date.
Section 3.7
Transfer to and Disbursements from the Cash Management Account.

a) During the continuance of a Cash Sweep Period, Cash Management Bank shall withdraw all funds (other than any minimum deposit required pursuant to the Cash Management Agreement) on deposit in the Cash Management Account, if any, on the date immediately preceding each Payment Date (and if such day is not a Business Day then the preceding day which is a Business Day) and disburse such funds in accordance with Section 3.7(b) hereof.

b) Subject to the terms of Section 3.24 hereof, during the continuance of a Cash Sweep Period, Lender or Servicer shall direct Cash Management Bank to disburse the funds in the Cash Management Account (other than any minimum deposit required pursuant to the Cash Management Agreement) in the following order of priority:

i) First, funds sufficient to pay the Monthly Tax Deposit shall be deposited in the Tax and Insurance Premium Account;

ii) Second, funds sufficient to pay the Monthly Insurance Premium Deposit shall be deposited in the Tax and Insurance Premium Account;

iii) Third, funds sufficient to pay the Monthly Debt Service Payment Amount shall be deposited into the Debt Service Account to be applied (A) first, to the payment of accrued and unpaid interest computed at the Note Rate; and (B) second to the payment of the Scheduled Amortization Payment and the reduction of the principal sum;

iv) Fourth, funds sufficient to pay all other amounts due and owing to Lender pursuant to the terms hereof and the other Loan Documents (including, without limitation, any interest accruing at the Default Rate, and late payment charges, if any) shall be deposited into the Debt Service Account;

v) Fifth, (A) funds sufficient to pay one-twelfth (1/12) of the Operating Expenses set forth on the Approved Annual Budget, plus (B) funds sufficient to pay any Extraordinary Expenses for such month which have been approved by Lender in writing, less (C) any OpEx Overpayment Amount received by Borrower that has not been previously deducted pursuant to this clause (v)(C), plus (D) any OpEx Underpayment Amount that has not been previously added pursuant to this clause (v)(D), shall be deposited in the Borrower Expense Account;

vi) Sixth, funds sufficient to pay the Replacement Reserve Monthly Deposit shall be deposited in the Replacement Reserve Account;

vii) Seventh, funds sufficient to pay the Rollover Reserve Monthly Deposit shall be deposited in the Rollover Reserve Account;

viii) Eighth, to the payment of Cash Management Bank for fees and expenses incurred in connection with this Agreement and the accounts established hereunder; and

ix) Ninth, all amounts remaining in the Cash Management Account after deposits for items (i) through (viii) for the current month and all prior months (the “Excess Cash”) shall be disbursed to the Excess Cash Account.

Section 3.8
Withdrawals From the Tax and Insurance Premium Account. Lender shall withdraw funds from the Tax and Insurance Premium Account to pay Property Taxes on or before the date Property Taxes are due and payable. Lender shall withdraw funds from the Tax and Insurance Premium Account to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Cash Management Bank shall disburse funds from the Tax and Insurance Premium Account in accordance with Lender’s written request therefor on the Business Day following Cash Management Bank’s receipt of such written request. Lender shall deliver notice to Borrower (which notice may be by e-mail) promptly after making a withdrawal and payment pursuant to this Section 3.8.
Section 3.9
Withdrawals from the Replacement Reserve Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Replacement Reserve Account in accordance with the provisions of Section 7.3 hereof.
Section 3.10
Intentionally Omitted.
Section 3.11
Withdrawals from the Required Repair Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Required Repair Account in accordance with the provisions of Section 7.1 hereof.
Section 3.12
Withdrawals from the Debt Service Account. Lender shall have the right to withdraw funds from the Debt Service Account to pay the Monthly Debt Service Payment Amount on or after the date when due, together with all other amounts due and owing to Lender pursuant to the terms hereof and the other Loan Documents (including, without limitation, any late payment charges or interest accruing at the Default Rate).
Section 3.13
Withdrawals from the Borrower Expense Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds from the Borrower Expense Account to Borrower to pay Operating Expenses in accordance with the Approved Annual Budget and/or approved Extraordinary Expenses in accordance with Section 3.7(b)(v).
Section 3.14
Withdrawals from the Excess Cash Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Excess Cash Account in accordance with the provisions of Section 7.6 hereof.
Section 3.15
Withdrawals from the Rollover Reserve Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Rollover Reserve Account in accordance with the provisions of Section 7.4 hereof.
Section 3.16
Withdrawals from the Free Rent Account. Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds on deposit in the Rollover Reserve Account in accordance with the provisions of Section 7.5 hereof
Section 3.17
Intentionally Omitted.
Section 3.18
Intentionally Omitted.
Section 3.19
Intentionally Omitted.

Section 3.20
Intentionally Omitted.
Section 3.21
Intentionally Omitted.
Section 3.22
Sole Dominion and Control. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Lockbox Bank and Cash Management Bank, subject to the terms hereof; and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein or in any other Loan Document.
Section 3.23
Security Interest. Borrower hereby grants to Lender a first priority security interest in each of the Accounts and the Account Collateral as additional security for the Debt.
Section 3.24
Rights on Default. Notwithstanding anything to the contrary in this Article III, during the continuance of an Event of Default, Lender shall promptly notify Lockbox Bank and Cash Management Bank in writing of such Event of Default and, without notice from Lockbox Bank, Cash Management Bank or Lender, (a) Borrower shall have no further right (including, without limitation, the right to instruct Lockbox Bank or Cash Management Bank to transfer from) in respect of the Accounts, (b) Lender may direct Cash Management Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Cash Management Bank, as agent for Lender, or Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (c) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, Lender may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.
Section 3.25
Financing Statement; Further Assurances. Borrower hereby authorizes Lender to file, and upon Lender’s request, shall execute and deliver to Lender for filing, a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral with respect thereto in the form required to properly perfect Lender’s security interest therein. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Cash Management Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.

Section 3.26
Borrower’s Obligation Not Affected. The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
Section 3.27
Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Tax and Insurance Premium Account, Required Repair Account, Replacement Escrow Account, Rollover Reserve Account, Free Rent Account, and any other payment reserves established pursuant to this Agreement or any other Loan Document shall (provided Lender is not prohibited from withdrawing or applying any funds in the Accounts by Applicable Law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account established pursuant to this Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Section 4.1
Borrower Representations

Borrower represents and warrants as of the Closing Date that:

4.1.1.
Organization.

a) Each Loan Party is duly organized and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to (x) with respect to Borrower, own the Property and (y) transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged. Borrower does not own or use any assets other than the Property and personal property incidental to the business of owning and operating the Property and activities incidental thereto; without limiting the foregoing, the Property is and always has been operated since Borrower’s acquisition thereof as a single property or project, generating substantially all of Borrower’s gross income, and Borrower acknowledges and agrees that it is Borrower’s understanding and intent that the Property constitutes “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code. Attached hereto as Schedule III is a true, correct and complete organizational chart of Borrower, Affiliated Manager and Guarantor. Borrower is not and has not been the product of, the subject of, or otherwise involved in, any limited liability company division (whether pursuant to a plan of Division or otherwise).

4.1.2.
Proceedings.

Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of each Loan Party that is a party thereto and constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3.
No Conflicts.

The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party that is a party thereto will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, or other agreement or instrument to which such Loan Party is a party or by which any of such Loan Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Loan Party or any of the Property or Collateral or any of such Loan Party’s other assets, or any license or other approval required to operate the Property, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by such Loan Party of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4.
Litigation.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s knowledge, threatened in writing against or affecting Borrower, Affiliated Manager, Guarantor, the Collateral or the Property, which actions, suits or proceedings, if determined against Borrower, Affiliated Manager, Guarantor, the Collateral or the Property, would reasonably be expected to have a Material Adversely Effect.

4.1.5.
Agreements.

(a) No Loan Party is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Loan Party, the Collateral or the Property is bound and where such default would reasonably be expected to have a Material Adverse Effect. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower, the Collateral or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property or the Collateral and (b) obligations under the Loan Documents.

4.1.6.
Solvency.

Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. Borrower does not intend to incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition under the Bankruptcy Code or similar state bankruptcy or insolvency law has been filed against any Loan Party in the last seven (7) years, and no Loan Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency law for the benefit of debtors. No Loan Party is contemplating either the filing of a petition by it under the Bankruptcy Code or similar state bankruptcy or insolvency law or other Creditors Rights Law or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.7.
Full and Accurate Disclosure.

No statement of fact made by any Loan Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to any Loan Party which has not been disclosed to Lender which materially and adversely affects, or might materially and adversely affect, the Property, the Collateral or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

4.1.8.
No Plan Assets.

No Loan Party is a Plan and none of the assets of any Loan Party constitute or will constitute, by virtue of the application of 29 C.F.R. §2510.3-101(f) as modified by section 3(42) of ERISA, “Plan Assets” of one or more Plans. In addition, (a) no Loan Party is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Loan Party are not subject to State statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.9.
Compliance.

Except as disclosed in any Third Party Reports, Borrower, the Collateral, the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, all Environmental Laws, building and zoning ordinances and codes. To Borrower’s knowledge, no Loan Party is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property or the Collateral, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan

Documents. To Borrower’s knowledge, the Improvements on the Property comply in all material respects with all applicable Legal Requirements. Except as disclosed in any Third Party Reports, there are no open violations or notices of violations of any Legal Requirements relating to Borrower, the Collateral or the Property.

4.1.10.
Financial Information.

All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower, Guarantor and the Property, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Collateral, the Property or the operation thereof as a retail shopping center except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Guarantor or the Property from that set forth in said financial statements.

4.1.11.
Condemnation.

No Condemnation or other similar proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.12.
Federal Reserve Regulations.

No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.13.
Utilities and Public Access.

The Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended use. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purpose have been completed, are physically open and are dedicated to public use and have been accepted by all Governmental Authorities.

4.1.14.
Not a Foreign Person.

No Loan Party is a “foreign person” within the meaning of §1445(f)(3) of the Code.

4.1.15.
Separate Lots.

The Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.

4.1.16.
Assessments.

Other than as may be disclosed in the Title Insurance Policy, there are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there, to Borrower’s knowledge, any contemplated improvements to the Property that may result in such special or other assessments.

4.1.17.
Enforceability.

The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Loan Party, including the defense of usury, and no Loan Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.18.
No Prior Assignment.

There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.19.
Insurance.

Borrower has obtained and has delivered to Lender complete copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Neither Borrower nor, to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such policy.

4.1.20.
Use of Property.

The Property is used exclusively for commercial and/or retail purposes and other appurtenant and related uses.

4.1.21.
Certificate of Occupancy; Licenses.

All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property by Borrower as a retail shopping center (collectively, the “Licenses”), have been obtained and (a) are in full force and effect, (b) there are no pending proceedings, procedures or other action with respect to revocation, suspension or forfeiture of any Licenses, (c) have not been revoked, suspended or forfeited, and (d) to Borrower’s knowledge, no such revocation, suspension or forfeiture has been threatened. Borrower shall keep and maintain all

Licenses necessary for the operation of the Property as a retail shopping center. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.22.
Flood Zone.

None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(vii) is in full force and effect.

4.1.23.
Physical Condition.

Other than as may be disclosed in any Third Party Reports, to Borrower’s knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and no Loan Party has received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from damage covered by fire or other casualty. Other than as may be disclosed in any Third Party Reports, to Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

4.1.24.
Boundaries.

Except as disclosed on the Survey, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements.

4.1.25.
Leases.

The Property is not subject to any Leases other than the Leases described in Schedule I attached hereto and made a part hereof. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, there are no defaults by Borrower or, to Borrower’s knowledge, any Tenant under any Lease, and, to Borrower’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under any Lease. No Rent has been paid more than one (1) month in advance of its due date. There are no offsets or defenses to the payment of any portion of the Rents. To the best of Borrower’s knowledge and except as disclosed in any tenant estoppel certificates delivered to Lender in connection with the closing of the Loan, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower prior to the Closing Date to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is still in effect. Except as described on Schedule I, (a) to Borrower’s knowledge, no Tenant under any Lease has sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under sublease, nor does anyone except such tenant and its employees occupy such leased premises, (b) no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part, and (c) no tenant under any Lease has any right or option for additional space in the Improvements.

4.1.26.
Survey.

To Borrower’s knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto that would typically be shown on an ALTA survey.

4.1.27.
Intentionally Omitted.
4.1.28.
Filing and Recording Taxes.

All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

4.1.29.
Intentionally Omitted.
4.1.30.
Management Agreement.

A true correct and complete copy of the Management Agreement has been delivered to Lender. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

4.1.31.
Illegal Activity.

No portion of the Property has been or will be purchased with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to any controlled substances at the Property.

4.1.32.
No Change in Facts or Circumstances; Disclosure.

All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by any Loan Party in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or could reasonably be expected to materially and adversely affect the use, operation or value of the Property or the Collateral or the business operations or the financial condition of any Loan Party. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information described in this Section 4.1.32 or any representation or warranty made herein to be materially misleading.

4.1.33.
Investment Company Act.

No Loan Party is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.34.
Principal Place of Business; State of Organization.

Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Borrower is organized under the laws of the State of Delaware and its organizational identification number is 7650836.

4.1.35.
Single Purpose Entity.

Borrower represents and warrants that it has not, and covenants and agrees that its organizational documents shall provide that it shall not:

a) engage in any business or activity other than the acquisition, development, ownership, operation, leasing, managing and maintenance of the Property, and entering into the Loan, and activities incidental thereto;

b) acquire or own any material assets other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property;

c) merge into or consolidate with any Person, divide or otherwise engage in or permit any Division or have the power to engage in or permit any Division or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure. As used herein, the term “Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware;

d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Property is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s limited liability company agreement, certificate of formation or similar organizational documents, as the case may be, whichever is applicable;

e) own any subsidiary or make any investment in, any Person without the prior written consent of Lender;

f) other than as required under the Loan Documents, commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other Person

g) fail to use its own separate stationery, telephone number, invoices and checks; provided, that, business conducted on behalf of Borrower by Manager shall not be deemed to violate the foregoing requirements so long as Manager holds itself out as an agent or representative of Borrower;

h) with respect to Borrower, incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt, except for trade payables in the ordinary course of its business of owning and operating the Property, provided that such debt (i) is not evidenced by a note, (ii) is paid within sixty (60) days of the date incurred, (iii) does not exceed, in the aggregate, two percent (2%) of the outstanding principal balance of the Note and (iv) is payable to trade creditors and in amounts as are normal and reasonable under the circumstances (collectively, “Permitted Indebtedness”);

i) become insolvent and fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses or other intercompany obligations) from its assets as the same shall become due;

j) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of Borrower, the Affiliates of a member, general partner or principal of Borrower and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements;

k) enter into any contract or agreement with any member, general partner, principal or Affiliate of Borrower, Guarantor, or any member, general partner, principal or Affiliate thereof (other than the Management Agreement or a business management services agreement with an Affiliate of Borrower, provided that (i) such agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such agreement holds itself out as an agent of Borrower and (iii) the agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of Borrower, Guarantor, or any member, general partner, principal or Affiliate thereof;

l) seek the dissolution or winding up in whole, or in part, of Borrower;

m) fail to correct any known misunderstandings regarding the separate identity of Borrower, or any member, general partner, principal or Affiliate thereof or any other Person;

n) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person;

o) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of Borrower, or any member, general partner, or Affiliate thereof;

p) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law (except to the extent that (A) it has been or is required to file consolidated Tax returns by Applicable Law or (B) it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law);

q) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Borrower, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that Borrower, is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of Borrower, or any member, general partner, principal or Affiliate thereof);

r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

s) hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of Borrower, (ii) any Affiliate of a general partner, principal or member of Borrower, or (iii) any other Person; although from a marketing standpoint, the Property may be disclosed as being associated with Guarantor, and Manager may promote its services related to the Property using service marks that it uses to promote its services at other shopping centers owned directly or indirectly through affiliates of Guarantor;

t) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

u) pledge its assets for the benefit of any other Person, other than with respect to the Loan;

v) fail to maintain a sufficient number of employees in light of its contemplated business operations;

w) fail to provide in its (i) Articles of Organization, Certificate of Formation and/or Operating Agreement, as applicable, if it is a limited liability company, (ii) Limited Partnership

Agreement, if it is a limited partnership or (iii) Certificate of Incorporation, if it is a corporation, that for so long as the Loan is outstanding pursuant to the Note, this Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of each Independent Director and of all other general partners/managing members/directors;

x) fail to hold its assets in its own name;

y) if Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by Applicable Law;

z) have any of its obligations guaranteed by an Affiliate, except Guarantor in connection with the Loan;

aa) violate or cause to be violated the assumptions made with respect to Borrower in the Insolvency Opinion; or

bb) fail at any time to have at least two (2) Independent Directors.

4.1.36.
Business Purposes.

The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

4.1.37.
Taxes.

Borrower has filed all federal, State, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.1.38.
Forfeiture.

Neither Borrower nor, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property or the Collateral has committed any act or omission affording the federal government or any State or local government the right of forfeiture as against the Property or the Collateral or any part thereof or any monies paid in performance of Borrower’s obligations under the Note, this Agreement or the other Loan Documents.

4.1.39.
Environmental Representations and Warranties.

Borrower represents and warrants, to Borrower’s knowledge and except as disclosed in the written reports resulting from the environmental site assessments of the Property delivered to and approved by Lender prior to the Closing Date (the “Environmental Report”) that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with current Environmental Laws and with permits issued pursuant thereto (if such permits are required), and (ii) either (A) in amounts not in excess of that necessary to operate, clean, repair and maintain the Property or each tenant’s respective business at the Property as set forth in their respective Leases, or (B) held by a tenant for sale to the public in its ordinary course of business, (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law and which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Materials migrating to the Property in violation of any Environmental Law; (d) there is no past or present non-compliance with current Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Reports; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials in, on, under or from the Property; (f) Borrower has truthfully and fully provided to Lender, in writing, any and all material information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property and (g) no Toxic Mold is present in the indoor air of the Property at concentrations exceeding ambient air levels, and no visible Toxic Mold is present on any building materials or surfaces at the Property for which any Governmental Authority recommends or requires removal thereof by remediation professionals, and Borrower is not aware of any conditions at the Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal.

4.1.40.
Taxpayer Identification Number.

Borrower’s United States taxpayer identification number is 34-1723097.

4.1.41.
OFAC.

Borrower represents and warrants that (a) neither Borrower, Guarantor, nor any of their respective Affiliates is a Prohibited Person, (b) no Prohibited Person has any interest of any nature whatsoever directly or indirectly in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable, is prohibited by law or the Loan is in violation of law, and (c) Borrower, Guarantor, and their respective Affiliates are in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury. The representations contained in this Section 4.1.41 shall not be deemed to apply to any Person whose ownership interests in any indirect owner of Borrower is solely through the ownership of shares of stock in such indirect owner of Borrower whose shares are listed on the New York Stock Exchange, NASDAQ or another nationally recognized stock exchange.

4.1.42.
Intentionally Omitted.
4.1.43.
Deposit Accounts.

a) This Agreement and the Lockbox Agreement create valid and continuing security interests (as defined in the UCC) in the Lockbox Account in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower. This Agreement and the Cash Management Agreement create valid and continuing security interests (as defined in the UCC) in the Cash Management Account in favor of Lender, which security interests are prior to all other Liens and are enforceable as such against creditors of and purchasers from Borrower;

b) Borrower and Lender agree that the Lockbox Account and Cash Management Account are and shall be maintained (i) as a “deposit account” (as such term is defined in Section 9-102(a)(29) of the UCC), (ii) in such a manner that Lender shall have control (within the meaning of Section 9-104(a)(2) of the UCC) over such Account and (iii) such that neither Borrower nor Manager shall have any right of withdrawal from such Account and no Account Collateral shall be released to Borrower or Manager from such Account, except as expressly provided in the Loan Documents. Without limiting Borrower’s obligations under the immediately preceding sentence, Borrower shall only establish and maintain (x) the Lockbox Account with a financial institution that has executed an agreement substantially in the form of the Lockbox Agreement or in such other form reasonably acceptable to Lender and (y) the Cash Management Account with a financial institution that has executed an agreement substantially in the form of the Cash Management Agreement or in such other form reasonably acceptable to Lender;

c) Borrower owns and has good and marketable title to the Lockbox Account and the Cash Management Account free and clear of any Lien or claim of any Person other than Lender;

d) Borrower has delivered to Lender fully executed agreements pursuant to which the banks maintaining the Lockbox Account and the Cash Management Account have agreed to comply with all instructions originated by Lender directing disposition of the funds in such accounts without further consent by Borrower;

e) Other than the security interest granted to Lender pursuant to this Agreement, the Cash Management Agreement and the Lockbox Agreement, Borrower has not pledged, assigned, or sold, granted a security interest in, or otherwise conveyed any of the Lockbox Account, or the Cash Management Account; and

f) The Lockbox Account and the Cash Management Account are not in the name of any Person other than Borrower or Lender. Borrower has not consented to the banks maintaining, the Cash Management Account, or the Lockbox Account, to comply with instructions of any Person other than Lender.

4.1.44.
Embargoed Person.

As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Loan Party constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in any Loan Party (whether directly or indirectly) is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in any Loan Party with the result that the investment in such Loan Party (whether directly or indirectly) is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any Loan Party have been derived from any unlawful activity with the result that the investment such Loan Party (whether directly or indirectly) is prohibited by law or the Loan is in violation of law. The representations contained in this Section 4.1.44 shall not be deemed to apply to any Person whose ownership interests in any indirect owner of Borrower is solely through the ownership of shares of stock in such indirect owner of Borrower whose shares are listed on the New York Stock Exchange, NASDAQ or another nationally recognized stock exchange.

4.1.45.
Leasing Agreement.

The Leasing Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder

4.1.46.
Intentionally Omitted.
4.1.47.
Property Documents.

Borrower has delivered to Lender true, correct and complete copies of each Property Document. Each Property Document is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Property Document, is in material default thereunder, and there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. No Property Document has been modified, amended or supplemented except as disclosed in the Title Insurance Policy or as disclosed to Lender. No party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document. All rents, additional rents and other sums due and payable under each Property Document have been paid in full.

4.1.48.
Condominium.

Borrower represents and warrants that:

a) Borrower has delivered to Lender true, correct and complete copies of each of the Condominium Documents and there are no amendments of or modifications to any Condominium Documents except as disclosed in writing to Lender;

b) the Condominium Documents are in full force and effect;

c) the Condominium Documents do not prohibit the granting of the lien of the Security Instrument;

d) all charges, fees, assessments and reserves under the Condominium Documents (whether annual, monthly, regular, special or otherwise) that are payable by Borrower have been paid to the extent they are due and payable as of the date hereof;

e) there is no existing default or breach of any covenant or condition on the part of Borrower or, to Borrower’s knowledge, any other Person under any Condominium Document to the extent such default or breach would individually or in the aggregate have a Material Adverse Effect;

f) to Borrower’s knowledge, neither the Condominium Board nor any other party to a Condominium Document has any defense, set-off or counterclaim against Borrower or all or any portion of the Property;

g) no conditions exist that, now or after notice or the passage of time, or both, would constitute an Event of Default (as defined in the Condominium Documents) by Borrower under the Condominium Documents, and, to Borrower’s knowledge, no events exist that, now or after notice or the passage of time, or both, would constitute an Event of Default (as defined in the Condominium Documents) by any Person other than Borrower under any of the Condominium Documents;

h) Borrower has no knowledge of any special assessments or pending assessments which have been called for in writing to which Borrower would be subject under the Condominium Documents;

i) all of the members of the Condominium Board are listed on Schedule VIII attached hereto together with current contact information for each of the same. Borrower has the right to appoint three (3) of the five (5) Condominium Board members pursuant to the Condominium Documents and each such person(s) appointed by Borrower is identified on Schedule VIII attached hereto;

j) the lien of the Condominium Board for assessments and interest thereon, if any, is subject to the Security Instrument and to the title to the Property obtained as a result of foreclosure or conveyance in lieu of foreclosure as provided in the Condominium Documents;

k) Unit 1 and Unit 9 (as defined in the Condominium Documents) (A) is a separate parcel of real property from Units 2 through 8 and Unit 10, (B) is not owned by Borrower, and (C) has been assigned a separate tax lot number by the taxing authority;

l) there are no regularly scheduled common charges, fees, assessments or other similar amounts due or payable by Borrower under the Condominium Documents; and

m) there is no suit, action, proceeding or audit pending or threatened against or affecting Borrower or the Property under the Condominium Documents at law or in equity or before or by any court, administrative agency, or other Governmental Authority which brings into question that the validity of the Condominium or the Condominium Documents or which, if determined adversely against Borrower, would reasonably be likely to result in any Material Adverse Effect.

Section 4.2
Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V. BORROWER COVENANTS

Section 5.1
Affirmative Covenants. From the date hereof and until indefeasible payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument encumbering the Property (and all related obligations), each in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
5.1.1.
Existence; Compliance with Legal Requirements.

Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises, and comply, in all material respects, with all Legal Requirements applicable to it and the Property and the Collateral. There shall never be committed by Borrower, and Borrower shall use commercially reasonable efforts to not permit any other Person in occupancy of or involved with the operation or use of the Property, any act or omission affording the federal government or any State or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit (with respect to anyone under Borrower’s reasonable control) or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Security Instrument. Borrower shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior notice to Lender, Borrower, at its own expense, may contest the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property (or portion thereof) or any alleged violation of any Legal Requirement in accordance with the Contest Procedures.

5.1.2.
Property Taxes and Other Charges.

(a) Subject to Section 7.2 hereof, and to Borrower’s right to contest in accordance with the provisions below, Borrower shall pay all Property Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof (or any other Collateral or any part thereof) as the same become due and payable. Borrower shall furnish to Lender receipts, or other evidence for the payment of the Property Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Property Taxes in the event that such Property Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property or any other Collateral or any part thereof, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest in accordance with the Contest Procedures the amount or validity or application in whole or in part of any Property Taxes or Other Charges.

(b) Borrower shall pay and discharge all taxes, assessments, and governmental charges levied upon it, its income or its assets, prior to the date on which any such taxes, assessments and charges become delinquent. Borrower shall file all federal, state and local tax returns and other reports that it is required to file by Applicable Law. Borrower shall at all times elect to be treated for tax purposes as a “disregarded entity,” that is not taxable as a corporation for U.S. federal tax purposes. Neither Borrower nor its tax owner will become a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

5.1.3.
Litigation.

Borrower shall give prompt written notice to Lender of any litigation (other than ordinary course “slip and fall” litigation covered by insurance in which the amount in controversy is less than $100,000) or governmental proceedings pending or threatened in writing against any Loan Party which could reasonably be expected to have a Material Adverse Effect and shall deliver to Lender all material documents in connection with any such litigation and/or proceeding (other than those that are subject to attorney client privilege) and keep Lender apprised of the status of any such litigation or proceedings upon Lender’s request or upon material developments in any such litigation or proceedings.

5.1.4.
Access to the Property.

Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5.
Notice of Default.

Borrower shall promptly advise Lender of any material adverse change in any Loan Party’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6.
Cooperate in Legal Proceedings.

Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7.
Award and Insurance Benefits.

Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.

5.1.8.
Further Assurances.

Borrower shall, at Borrower’s sole cost and expense:

a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the authorization of Lender to execute and/or the execution by Borrower of UCC financing statements; and

c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.9.
Mortgage and Intangible Taxes.

Borrower shall pay all State, county and municipal recording, mortgage, and intangible taxes, and all other taxes or fees imposed upon the execution and recordation of the Security Instrument, the Assignment of Leases, any financing statements (and any continuation statements with respect to such financing statements), any fixture filings (and any continuation statements with respect to such financing statements) and/or upon the execution and delivery of the Note.

5.1.10.
Financial Reporting.

a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. During the continuance of an Event of Default, Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

b) Borrower will furnish, or cause to be furnished, to Lender:

i) quarterly (including, for the avoidance of doubt, such quarter ending on the last day of the Fiscal Year), on or before forty-five (45) days after the end of each fiscal quarter (or month, if applicable) the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments): (i) a leasing status report for the Property in form and substance acceptable to Lender, (ii) a rent roll for the subject quarter (or month, if applicable), and (iii) quarterly (or monthly, if applicable) and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Borrower’s calculation of Net Operating Income, Gross Income from Operations, and Operating Expenses, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form satisfactory to Lender; provided, however, upon written request from Lender, Borrower shall provide the foregoing information on a monthly basis for such time period as Lender reasonably requests in connection with a Secondary Market Transaction,.

ii) quarterly (including, for the avoidance of doubt, such quarter ending on the last day of the Fiscal Year), within forty-five (45) days after the end of each fiscal quarter, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects, a copy of Borrower’s quarterly financial statements prepared by Borrower in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied). Such statements will contain statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such quarter and shall include, but not be limited to, amounts representing Borrower’s calculation of annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses.

iii) annually, within one hundred twenty (120) days following the end of each Fiscal Year, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete, a copy of Borrower’s annual financial statements, prepared by Borrower in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied). Such statements will contain statements of profit and loss for Borrower and the Property and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Property for such Fiscal Year and shall include, but not be limited to, amounts representing Borrower’s calculation of annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Borrower’s annual financial statements shall be accompanied by (x) a comparison of the budgeted income and expenses to the actual income and expenses for the prior Fiscal Year, and (y) an Officer’s Certificate stating that each such annual financial statement (I) presents fairly the financial condition and the results of operations of Borrower and the Property upon, (II) has been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) and (III) are true, correct and complete copies of the financial statements for Borrower that Guarantors used in connection with Guarantor’s annual audited financial statements (including, without limitation, in connection with Guarantor’s Form 10-K Filing).

c) Unless Guarantor’s financial statements and financial condition are included in the Form 10-K Filing for Guarantor, Borrower will cause Guarantor to furnish to Lender:

i) quarterly, within forty-five (45) days after the end of each fiscal quarter, a certificate stating that Guarantor is in compliance with the Guarantor Financial Covenants, which certificate, with supporting documentation, shall be in the same form as the certificate of Guarantor Financial Covenants delivered by Guarantor to Lender in connection with the closing of the Loan (or otherwise, such form as approved by Lender).

ii) annually, within one hundred twenty (120) days following the end of each Fiscal Year, (I) a complete copy of Guarantor’s annual financial statements, audited by an Approved Accountant in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) and certified by Guarantor, containing statements of profit and loss for Guarantor, (II) a balance sheet for Guarantor, (III) a copy of all of Guarantor’s most recent State and Federal income tax returns and (IV) a certificate stating that Guarantor is in compliance with the Guarantor Financial Covenants, which certificate, with supporting documentation, shall be in the same form as the certificate of Guarantor Financial Covenants delivered by Guarantor to Lender in connection with the closing of the Loan (or otherwise, such form as approved by Lender). Guarantor’s annual financial statements shall be accompanied by (x) a certificate executed by a Responsible Officer or other appropriate officer of Guarantor stating that each such annual financial statement presents fairly the financial condition and the results of operations of Guarantor and has been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, consistently applied) and (y) an unqualified opinion of an Approved Accountant.

d) Lender hereby approves the Annual Budget for the Property submitted by Borrower to Lender prior to the date hereof for the partial year period commencing on the date hereof. For each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget for the Property not later than sixty (60) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender, and shall be subject to Lender’s written approval during the continuance of a Cash Sweep Period (each such Annual Budget (and during the continuance of a Cash Sweep Period, after it has been approved in writing by Lender) shall be hereinafter referred to as an “Approved Annual Budget”). During the continuance of a Cash Sweep Period, (x) in the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender, (y) Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget, and (z) until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. For the avoidance of doubt, upon the commencement of a Cash Sweep Period, the approval status of the then current Annual Budget for the remaining portion of such Fiscal Year shall be revoked and Lender shall have the right to approve such current Annual Budget (with such approval limited to the remaining portion of the Fiscal Year from and after the commencement of such Cash Sweep Period) in accordance with this Section 5.10(d).

e) During the continuance of a Cash Sweep Period or in connection with a Secondary Market Transaction, Borrower shall furnish to Lender, within ten (10) Business Days after request such further detailed information with respect to the Collateral, the operation of the Property and the financial affairs of Borrower and Guarantor as may be reasonably requested by Lender and as are reasonably available to Borrower or Guarantor without undue expense.

f) Borrower agrees that Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in all or any portion of the Loan or any Securities (collectively, the “Investor”) or any Rating Agency rating such participations and/or Securities and each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, and the Property, whether furnished by Borrower, any Guarantor, or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under any Applicable Laws to prohibit such disclosure, including, but not limited, to any right of privacy.

g) Intentionally Omitted.

h) Intentionally Omitted.

i) During the continuance of a Cash Sweep Period, Borrower shall furnish, or cause to be furnished, to Lender, within thirty (30) days after the end of each calendar month, a report (accompanied by an Officer’s Certificate stating that such items are true, correct and complete in all material respects) reconciling (a) the actual Operating Expenses paid in cash or incurred by or on behalf of Borrower with respect to the Property during such calendar month (the “Actual OpEx”) with (b) the operating expenses set forth in the Approved Annual Budget for such calendar month (the “Budgeted OpEx”). If the Budgeted OpEx exceeds the Actual OpEx for any calendar month, the amount of such excess shall be known as the “OpEx Overpayment Amount”. If the Actual OpEx exceeds the Budgeted OpEx for any calendar month, the amount of such excess shall be known as the “OpEx Underpayment Amount”.

5.1.11.
Business and Operations.

Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership of the Property and the Collateral and the maintenance, management and operation of the Property. Borrower will remain in good standing under the laws of each jurisdiction to the extent required for the ownership of the Property and the Collateral and the maintenance, management and operation of the Property.

5.1.12.
Costs of Enforcement.

In the event (a) that the Security Instrument encumbering the Property is foreclosed in whole or in part or that the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage or other security instrument prior to or subsequent to the Security Instrument encumbering the Property which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13.
Estoppel Statement.

a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Note Rate of the Note and any other amounts payable to Lender under the Loan Documents (including the Yield Maintenance Premium), (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, and (vi) that the Note, this Agreement, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided, however, that the foregoing shall not be requested by Lender more than once per calendar year unless (x) an Event of Default is then continuing or (y) in connection with a Secondary Market Transaction.

b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at any Property in form and substance reasonably satisfactory to Lender; provided that such certificate may be in the form required under the applicable Lease; and provided, further, that Borrower shall not be required to request or deliver such certificates more frequently than once per calendar year, unless (x) an Event of Default is then continuing or (y) in connection with a Secondary Market Transaction.

c) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, estoppel certificates from each party under any material Property Document in form and substance reasonably satisfactory to Lender; provided that such certificate may be in the form required under the applicable Property Document; and provided, further, that Borrower shall not be required to request or deliver such certificates more frequently than once per calendar year, unless (x) an Event of Default is then continuing or (y) in connection with a Secondary Market Transaction.

d) Borrower shall, promptly upon request of Lender, deliver an estoppel certificate from Manager stating that (i) the Management Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Manager nor Borrower is in default under any of the terms, covenants or provisions of the Management Agreement and Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Management Agreement, (iii) neither Manager nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Management Agreement and (iv) all sums due and payable to Manager under the Management Agreement have been paid in full.

e) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request of Lender, an estoppel certificate from Leasing Agent stating that (i) the Leasing Agreement is in full force and effect and has not been modified, amended or assigned, (ii) neither Leasing Agent nor Borrower is in default under any of the terms, covenants or provisions of the Leasing Agreement and Leasing Agent knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Leasing Agreement, (iii) neither Leasing Agent nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Leasing Agreement and (iv) all sums due and payable to Leasing Agent under the Leasing Agreement have been paid in full.

f) Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, estoppel certificates from each party under the Condominium Documents in form and substance reasonably acceptable to Lender; provided, that, Borrower shall not be required to request or deliver such certificates more frequently than once per calendar year, unless (x) an Event of Default is then continuing or (y) in connection with a Secondary Market Transaction.

5.1.14.
Loan Proceeds.

Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4. hereof.

5.1.15.
Performance by Borrower.

Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.16.
Confirmation of Representations.

Borrower shall deliver, in connection with any Secondary Market Transaction, (a) one or more Officer’s Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and Guarantor as of the date of the closing of such Secondary Market Transaction.

5.1.17.
Leasing Matters.

a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arms-length transaction with a bona fide, independent third party tenant, (iii) does not have a Material Adverse Effect, (iv) unless a subordination, non-disturbance and attornment agreement on Lender’s then-current standard form of subordination, non-disturbance and attornment agreement is delivered is subject and subordinate to the Security Instrument and the lessee thereunder agrees to attorn to Lender, (v) is written on either (A) a national tenant’s standard form of lease that has been reasonably approved by Lender (which approval will not be unreasonably withheld, conditioned or delayed) (provided, that, with respect to a Renewal Lease of any existing national tenant at the Property pursuant to a Lease in full force and effect as of the date hereof, the form of such Renewal Lease for such national tenant may be in the same form as such national tenant’s existing Lease at the Property as of the date hereof without requiring any approval by Lender) or (B) the standard form of lease approved by Lender, and (vi) is not a Major Lease. All proposed Leases which do not satisfy the requirements set forth in this Section 5.1.17(a) shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this Section together with Borrower’s certification that it has satisfied all of the conditions of this Section.

b) Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default or other material matters which Borrower shall send or receive with respect to the Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed (except for termination of a Major Lease which shall require Lender’s prior written approval in accordance with Section 5.1.17(d) hereof (and subject to the deemed approval provisions in Section 5.1.17(e) hereof)); (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall, promptly upon receipt, deposit all Lease Termination Payments into the Rollover Reserve Account, (vi) shall not execute any other assignment of the lessor’s interest in any of the Leases or the Rents; and (vii) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

c) Borrower may, without the consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such Lease is not a Major Lease and that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a Material Adverse Effect, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any lease subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease (other than a Major Lease) with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a Material Adverse Effect. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Subsection shall be subject to the prior written approval of Lender and its counsel, at Borrower’s expense, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall promptly deliver to Lender copies of all Leases, amendments, modifications and waivers which are entered into pursuant to this Section 5.1.17(c) together with Borrower’s certification that it has satisfied all of the conditions of this Section 5.1.17(c).

d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, sublease, assign, waive any provisions of, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease.

e) In the event Lender’s approval is required pursuant to this Section 5.1.17, Borrower shall submit to Lender a copy of any proposed Lease, Renewal Lease or Major Lease, or any proposed renewal, modification or amendment of any of the foregoing, together with all other documents and information reasonably necessary to evaluate such items (a “Lease Approval Request”) in accordance with Section 10.6 hereof and shall conspicuously state in 14 point or larger bold-faced type, a legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY [__________] WITH RESPECT TO NASSAU PARK PAVILION, LOCATED IN PRINCETON, NEW JERSEY. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”. In the event that Lender fails to respond to Borrower’s Lease Approval Request within ten (10) Business Days after Lender’s receipt thereof, Borrower shall resubmit the same, in accordance with Section 10.6 hereof, with the notation “IMMEDIATE RESPONSE REQUIRED. SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY [__________] WITH RESPECT TO NASSAU PARK PAVILION, LOCATED IN PRINCETON, NEW JERSEY. IF YOU FAIL TO PROVIDE A RESPONSE TO THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10) BUSINESS DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN” prominently displayed in bold, all caps and fourteen (14) point or larger font. If Lender does not approve or reject the Lease Approval Request or fails to provide a written request for additional information reasonably required for Lender to adequately evaluate the request within ten (10) Business Days after Lender’s receipt of the resubmitted request, Lender shall be deemed to have approved such Lease Approval Request.

f) The Improvements on the Property are marketed and leased under the terms and conditions of the Leasing Agreement. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Leasing Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Leasing Agreement and (ii) promptly notify Lender of the giving of any notice by the Leasing Agent to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Leasing Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Leasing Agreement, consent to the assignment by the Leasing Agent of its interest under the Leasing Agreement, or terminate or cancel the Leasing Agreement, or modify, change, supplement, alter or amend the Leasing Agreement, in any respect, either orally or in writing. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Leasing Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Leasing Agreement, in any respect, and any such surrender of the Leasing Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Leasing Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Leasing Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Leasing Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Leasing Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the Leasing Agent shall deliver to Lender a copy of any notice sent to Borrower of default under the Leasing Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit the Leasing Agent to, sub-contract any or all of its marketing and leasing responsibilities under the Leasing Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time, obtain from the Leasing Agent such certificates of estoppel with respect to compliance by Borrower with the terms of the Leasing Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Leasing Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instrument and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor. Notwithstanding anything to the contrary contained in the foregoing, Borrower shall be permitted to terminate the Leasing Agreement without the prior written consent of Lender, provided Manager assumes all obligations to market and lease the Property pursuant to the Management Agreement concurrently with the effective date of the termination of the Leasing Agreement.

g) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Leasing Agreement and replace the Leasing Agent, without penalty or fee, if at any time during the Loan: (a) the Leasing Agent shall become insolvent or the subject of any Bankruptcy Action, (b) there exists an Event of Default, (c) there exists a default by Leasing Agent under the Leasing Agreement beyond any applicable notice and cure periods or (d) upon any fraud, intentional or willful misrepresentation, gross negligence, or willful misconduct by Leasing Agent. At such time as the Leasing Agent may be removed, a Qualified Leasing Agent shall assume the responsibility for marketing and leasing the Property pursuant to a Replacement Leasing Agreement.

5.1.18.
Management Agreement.

a) The Improvements on the Property are operated under the terms and conditions of the Management Agreement. In no event shall the management fees under the Management Agreement exceed 4.0% of the gross income derived from the Property. Borrower shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice by the Manager to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Borrower shall not surrender the Management Agreement, consent to the assignment by the Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement, or modify, change, supplement, alter or amend the Management Agreement, in any respect, either orally or in writing. Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement, or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement, in any respect, and any such surrender of the Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement, without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall not, and shall not permit the Manager to, sub-contract any or all of its management responsibilities under the Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall, from time to time, obtain from the Manager such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph, (i) shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, (ii) shall be deemed to constitute a portion of the Debt, (iii) shall be secured by the lien of the Security Instrument and the other Loan Documents and (iv) shall be immediately due and payable upon demand by Lender therefor.

b) Without limitation of the foregoing, Borrower, upon the request of Lender, shall terminate the Management Agreement and replace the Manager, without penalty or fee, if at any time during the Loan: (a) the Manager shall become insolvent or the subject of any Bankruptcy Action, (b) there exists an Event of Default, (c) there exists a default by Manager under the Management Agreement, or (d) upon any fraud, intentional or willful misrepresentation, misappropriation or misapplication of Rents, gross negligence, or willful misconduct by Manager. At such time as the Manager may be removed, a Qualified Manager shall assume management of the Property pursuant to a Replacement Management Agreement.

5.1.19.
Environmental Covenants.

a) Borrower covenants and agrees that so long as the Loan is outstanding (i) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance in all material respects with all Environmental Laws and permits issued pursuant thereto (provided that with respect to Persons that are not Affiliates, agents, employees or otherwise under the Control of Borrower, such covenant shall be limited to Borrower using commercially reasonable efforts to cause such Persons to so comply); (ii) Borrower shall not cause or permit any Releases of Hazardous Materials in, on, under or from the Property in violation of any Environmental Law or which would require any remediation or investigation by any Governmental Authority or under any Environmental Law; (iii) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (1) in amounts not in excess of that necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person (the “Environmental Liens”); (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to paragraph (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (vii) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (B) comply with any Environmental Law; (viii) Borrower shall not permit any Tenant or other user of any of the Property to violate any Environmental Law; and (ix) Borrower shall promptly notify Lender in writing after it has become aware of (A) any presence or Release or threatened Releases of Hazardous Materials in, on, under, from or migrating towards the Property in violation of any Environmental Law; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

b) Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority (to the extent such representative is required to be present by Applicable Law and Lender has a good faith belief that (x) the Property is not in compliance with Environmental Laws or (y) Hazardous Materials exist on or about the Property in violation of Environmental Laws), and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (and subject to the rights of Tenants under their applicable Leases) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing (provided, however, that such assessment will not involve any invasive tests unless Lender has a good faith belief that Hazardous Materials exist on or about the Property in violation of Environmental Laws). Borrower shall cooperate with and provide access to Lender and any such Person designated by Lender.

5.1.20.
Alterations.

Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld except with respect to alterations that may have a Material Adverse Effect. Notwithstanding the foregoing, provided no Event of Default is then continuing, Lender’s consent shall not be required in connection with the following:

a) any alterations that are required to be performed pursuant to the terms of any Major Lease,

b) any alterations that are required to be performed pursuant to the terms of any Lease (other than a Major Lease) entered into in accordance with this Agreement, provided that such alterations are not structural in nature and will not, individually, or in the aggregate with all prior alterations, have a Material Adverse Effect,

c) any alterations that are performed in connection with Restoration after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement

d) any alterations where the costs for such alternations are adequately covered in the Approved Annual Budget that is approved by Lender during the continuance of a Cash Sweep Period in accordance with Section 5.1.10(d) hereof; or

e) excluding any alterations described in the foregoing clauses (a), (b), (c) or (d), any alterations that (i) will not, individually, or in the aggregate with all prior alterations, have a Material Adverse Effect, (ii) are not structural in nature, (iii) do not materially adversely affect any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (iv) are permitted pursuant to the terms of the Leases and the Property Documents, and (v) the aggregate cost thereof together with the cost of all ongoing alterations, does not exceed $2,500,000.00 (which amount, for the avoidance of doubt, excludes any ongoing alterations described in the foregoing clauses (a), (b), (c) or (d)).

5.1.21.
Intentionally Omitted.
5.1.22.
Intentionally Omitted.
5.1.23.
OFAC.

At all times throughout the term of the Loan, each Loan Party and their respective Affiliates shall be in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control of the U.S. Department of the Treasury.

5.1.24.
Intentionally Omitted.
5.1.25.
Single Purpose Entity.

Borrower covenants and agrees that its organizational documents shall (x) contain the covenants and restrictions enumerated in Section 4.1.35 hereof and (y) provide that:

a) the limited liability company agreement of such Person (the “LLC Agreement”) shall provide that (A) upon the occurrence of any event that causes the last remaining member of such Person (“Member”) to cease to be the member of such Person (other than (1) upon an assignment by Member of all of its limited liability company interest in such Person and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (2) the resignation of Member and the admission of an additional member of such Person in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of such Person shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of such Person, automatically be admitted to such Person (“Special Member”) and shall continue such Person without dissolution and (B) Special Member may not resign from such Person or transfer its rights as Special Member unless (1) a successor Special Member has been admitted to such Person as Special Member in accordance with requirements of Delaware law and (2) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (v) Special Member shall automatically cease to be a member of such Person upon the admission to such Person of a substitute Member, (w) Special Member shall be a member of such Person that has no interest in the profits, losses and capital of such Person and has no right to receive any distributions of such Person assets, (x) pursuant to Section 18-301 of the Delaware Limited Liability Company Act or any comparable provision (the “Act”), Special Member shall not be required to make any capital contributions to such Person and shall not receive a limited liability company interest in such Person, (y) Special Member, in its capacity as Special Member, may not bind such Person and (z) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, such Person, including, without limitation, the merger, consolidation, division or conversion of such Person; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the LLC Agreement. In order to implement the admission to such Person of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to such Person as Special Member, Special Member shall not be a member of such Person.

b) Upon the occurrence of any event that causes the Member to cease to be a member of such Person, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in such Person, agree in writing (A) to continue such Person and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Person, effective as of the occurrence of the event that terminated the continued membership of Member of such Person in such Person. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of such Person and upon the occurrence of such an event, the business of such Person shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve or divide such Person upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of such Person.

c) In addition, the organizational documents of such Person shall include the following provisions: (a) such Person shall not, without the written consent of its sole member including the Independent Director, on behalf of itself or such Person, take any Material Action or any action that might cause such entity to become insolvent, and when voting with respect to such matters, the Independent Directors shall consider only the interests of such Person, including its creditors; (b) no Independent Director of such Person may be removed or replaced except as a result of an Independent Director Event; provided, however, prior to such removal or replacement such Person must provide Lender with not less than three (3) Business Days’ prior written notice of (i) any proposed removal of the Independent Director, together with a statement as to the reasons for such removal, and (ii) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director; (c) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of such Person and the constituent members of such Person (the “Constituent Members”) (including such Person’s creditors) in acting or otherwise voting on the matters provided for herein (which such fiduciary duties to the Constituent Members and such Person (including such Person’s creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in such Person exclusive of (i) all other interests (including, without limitation, all other interests of the Constituent Members), (ii) the interests of other Affiliates of the Constituent Members and such Person and (iii) the interests of any group of Affiliates of which the Constituent Members or such Person is a part; (d) other than as provided above, the Independent Director shall have no fiduciary duties of loyalty and care similar to that of a director of a business corporation organized under the General Corporate Law of the State of Delaware; (e) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (f) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, the Independent Director shall not be liable to such Person, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct.

5.1.26.
Intentionally Omitted.
5.1.27.
Intentionally Omitted.
5.1.28.
Intentionally Omitted.
5.1.29.
Property Documents.

Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under any Property Document, and do all things necessary to preserve and to keep unimpaired its material rights thereunder, (b) promptly notify Lender in writing of the giving of any written notice of any material default by any party under any Property Document of which it is aware, (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other parties under any Property Document in a commercially reasonable manner, and (d) cause the Property to be operated, in all material respects, in accordance with the applicable Property Documents.

5.1.30.
Guarantor Financial Covenants.

Guarantor shall maintain, throughout the term of the Loan, as confirmed by Lender, (i) a minimum Net Worth equal to at least $100,000,000.00 and (ii) minimum Unencumbered Liquid Assets of at least $15,000,000.00.

5.1.31.
Intentionally Omitted.
5.1.32.
Security Deposits.

All security deposits shall be held and applied in compliance with all applicable Legal Requirements and any provisions in Leases relating thereto, and Borrower shall maintain (i) such security deposits in a separate account if such segregation is required by Applicable Law and (ii) books and records of sufficient detail to identify all security deposits separate and apart from any other payments received from tenants. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (a) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, (b) shall, if permitted pursuant to any Legal Requirements, name

Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (c) shall in all respects comply with any applicable Legal Requirements. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.

5.1.33.
Condominium.

a) Borrower shall observe and perform in a commercially reasonable manner each and every material term to be observed or performed by Borrower pursuant to the Condominium Documents and Borrower shall do all things reasonably necessary to preserve and to keep unimpaired Borrower’s rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Property from a condominium form of ownership under applicable law, to the end that Borrower may enjoy all of the rights granted to it as a party to the Condominium Documents.

b) Borrower shall pay all assessments, including, without limitation, any special assessments, as required by the Condominium Documents prior to delinquency.

c) To the extent that any approval rights, consent rights or other rights or privileges granted to the holder of a mortgage on Borrower’s Condominium unit in the Condominium Documents are conditioned upon such approval rights, consent rights or other rights or privileges being required or contained in any mortgage, then such approval rights, consent rights or other rights or privileges shall be deemed to be required by this Agreement.

d) Borrower will take all actions as may be reasonably necessary from time to time to preserve and maintain the Condominium in accordance with the applicable local, state and federal laws, rules and regulations which effect the establishment and maintenance of condominiums in the State or Commonwealth in which the Condominium is located (collectively, the “Condominium Law”).

e) Lender shall have the right, subject to any required consent of the unit owners, at reasonable times and upon reasonable notice, to inspect the records of the Condominium as provided in the Condominium Documents until such time as the Debt is paid in full.

f) Borrower will, promptly upon receipt, furnish to Lender, a true and correct copy of:

i) any notice of monetary or material non-monetary default given to Borrower in respect of the observance of the Condominium Documents;

ii) any notice of the commencement or imposition of any regularly scheduled assessments or common charges with respect to Borrower under the Condominium Documents;

iii) any notice of the imposition of any special assessments levied or assessed under the Condominium Documents;

iv) each budget prepared by the Condominium Board promptly after Borrower's receipt thereof; and

v) each other material notice received by Borrower from the Condominium Board or any other party to the Condominium Documents.

g) Borrower shall promptly notify and furnish to Lender, a true and correct copy of any written notice from Borrower to the Condominium Board, asserting or claiming a material default by the Condominium Board under the Condominium Documents.

h) If at any time Borrower appoints one or more members to the Condominium Board during the term of the Loan, Borrower shall cause a copy of the appointment documents to be delivered to Lender and Borrower shall cause any such director(s) to deliver a resignation to Lender substantially in the form provided to Borrower in connection with the closing of the Loan

i) In the event there is a resignation or removal of any of the directors appointed by Borrower to the Condominium Board during the term of the Loan, Borrower shall, in accordance with and to the extent permitted by the terms of the Condominium Documents, appoint or cause the applicable Condominium Board to appoint a representative of Borrower as a replacement director and Borrower shall cause a copy of the removal or resignation and appointment documents to be delivered to Lender and Borrower shall cause any such replacement director(s) to deliver a new resignation to Lender substantially in the form delivered to Lender on the Closing Date.

j) Upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may, subject to the terms of the Condominium Documents exercise its remedial right to cause the resignation of the directors appointed by Borrower to any Condominium Board, if any, and Borrower shall (i) elect new directors approved by Lender to such Condominium Board and (ii) cause such replacement directors to deliver new resignations to Lender substantially in the form delivered to Lender on the Closing Date. Notwithstanding the foregoing, if, during an Event of Default, any of the directors of any Condominium Board resign or if Lender elects to cause the resignation of any directors of a Condominium Board, Lender may exercise its rights under the irrevocable voting proxy delivered to Lender on the Closing Date to elect new directors of its choice.

k) In the event of any change in the identity of any member or officer of the Condominium Board within ten (10) Business Days after becoming aware of such change, Borrower shall deliver to Lender an updated Schedule VIII to be attached hereto. Without limiting the foregoing, at the request of Lender from time to time, Borrower shall confirm that the then-existing Schedule VIII is complete and accurate in all respects, or if not, shall, within five (5) Business Days of such request, deliver to Lender a complete and accurate Schedule VIII to be attached hereto.

Section 5.2
Negative Covenants. From the date hereof until indefeasible payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1.
Liens.

Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or Collateral or permit any such action to be taken, except for Permitted Encumbrances. After prior notice to Lender, Borrower, at its own expense, may contest in accordance with the Contest Procedures by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence (and in no event later than the day that is thirty (30) day after such Lien is filed), the amount or validity of any Liens.

5.2.2.
Dissolution.

Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Property, the Collateral or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (c) except as expressly permitted under the Loan Documents, modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction, in each case, without obtaining the prior written consent of Lender.

5.2.3.
Change In Business.

Borrower shall not enter into any line of business other than the ownership, acquisition, development, operation, leasing and management of the Property (including providing services in connection therewith), or make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

5.2.4.
Debt Cancellation.

Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.5.
Zoning.

Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law, without the prior written consent of Lender.

5.2.6.
No Joint Assessment.

Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.2.7.
Name, Identity, Structure, or Principal Place of Business.

Borrower shall not change its name, identity (including its trade name or names), or principal place of business set forth in the introductory paragraph of this Agreement, without, in each case, first giving Lender thirty (30) days prior written notice. Borrower shall not change its corporate, partnership or other structure, or the place of its organization as set forth in Section 4.1.34, without, in each case, the consent of Lender. Upon Lender’s request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property or the Collateral, as applicable, as a result of such change of principal place of business or place of organization.

5.2.8.
ERISA.

a) Borrower covenants and agrees that during the term of the Loan or of any obligation or right hereunder, no Loan Party shall be a Plan and none of the assets of any Loan Party shall constitute Plan Assets.

b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion and represents and covenants that (A) each Loan Party is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) each Loan Party is not subject to State statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3 101(b)(2);

ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3 101(f)(2); or

iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3 101(c) or (e).

5.2.9.
Affiliate Transactions.

Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower, or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.2.10.
Transfers.

a) Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly,

voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or permit a Sale or Pledge of an interest in any Restricted Party (collectively, a “Transfer”), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 5.1.17 hereof, without (i) the prior written consent of Lender and (ii) if a Securitization has occurred, delivery to Lender of written confirmation from the Rating Agencies that the Transfer will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or the proposed rating of any Securities.

b) A Transfer shall include, but not be limited to: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the transfer of Control of such general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger, division into two (2) or more separate entities or consolidation or the change, removal, resignation or addition of a managing member or non-member manager or the transfer of Control of such managing member (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests or the division of any assets and liabilities of such entity amongst one or more new or existing entities; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) any change of Control such that Guarantor no longer Controls Borrower to substantially the same degree as Guarantor Controlled the Borrower as of the Closing Date; or (viii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.18 hereof.

c) Notwithstanding the provisions of Sections 5.2.10(a) and (b), (x) the release of the At Home Parcel shall be permitted pursuant to and in accordance with Section 2.5 hereof, (y) an Assumption shall be permitted pursuant to an in accordance with Section 5.2.10(e) hereof, and (z) the following Transfers (herein, the “Permitted Transfers”) shall be permitted without Lender’s consent, if and only if each of the requirements set forth herein and, to the extent applicable, in the immediately succeeding clause (d) are satisfied:

i) any Transfer of direct interests in Borrower so long as such Transfer is to an Affiliate of Borrower;

ii) any Transfer (but not pledges, hypothecations or other encumbrances for any Transfer) of indirect interests in Borrower (except for Transfers described in clause (c)(iii) below); and/or

iii) any Transfer of shares of common stock in Guarantor that are publicly traded on the New York Stock Exchange, NASDAQ or another nationally recognized United States stock exchange or any Transfer of direct or indirect interests in the owners of such shares (a “Traded Security Transfer”).

d) In connection with any proposed Transfer (including any Permitted Transfer but excluding any Traded Security Transfer), the following conditions must be satisfied:

i) Lender shall receive not less than thirty (30) days prior written notice of such proposed Transfer,

ii) no transferee shall have been convicted of any crime (other than a misdemeanor not involving moral turpitude), or be the subject of any ongoing criminal proceeding,

iii) neither such transferee nor any of such transferee’s direct and indirect beneficial owners are an Embargoed Person or Prohibited Person,

iv) such transferees shall not have been the subject of any Bankruptcy Action (except any involuntary proceedings that have been dismissed within ninety (90) days of the filing of such involuntary proceeding) within the seven (7) year period prior to such Transfer (in the case of this clause (iv), if such transferee will, by virtue of any such transfer, have or obtain direct or indirect Control of Borrower),

v) such Transfer shall not cause any violation of any SPE Provisions,

vi) to the extent a transferee shall own ten percent (10%) or more of the direct or indirect ownership interests in Borrower or Guarantor immediately following such Transfer (provided such transferee owned less than ten percent (10%) of the direct or indirect ownership interests in Borrower or Guarantor immediately prior to such Transfer) or shall Control Borrower (provided, such transferee did not Control Borrower immediately prior to such Transfer), Borrower shall deliver (and Borrower shall be responsible for any out-of-pocket costs and expenses in connection therewith) (x) customary searches reasonably requested by Lender in writing (including credit, judgment, lien, litigation, bankruptcy, criminal and OFAC), and Lender shall have confirmed in writing that such search results are satisfactory to Lender with respect to such proposed transferee and (y) all other diligence requested by Lender such that Lender is in compliance with Lender’s then current “know your customer”, anti-money-laundering and similar requirements,

vii) in the event any Transfer results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party, Borrower shall, prior to such Transfer, deliver a New Insolvency Opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies,

viii) each such Transfer shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question, (A) remake the representations contained herein relating to ERISA, the Patriot Act, OFAC and matters concerning Embargoed Persons and Prohibited Persons, and (B) continue to comply with the covenants contained herein relating to ERISA, Patriot Act, OFAC, Embargoed Persons and Prohibited Persons, and in each circumstance, to the extent such Transfer would cause the transferee, together with its Affiliates, to increase its indirect interest in Borrower to an amount which equals or exceeds ten percent (10%), Borrower shall deliver a duly executed certificate certifying to the foregoing,

ix) Guarantor must continue to (x) Control Borrower, (y) own at least 50.1% of the direct or indirect interests in Borrower and (z) have the right to at least 50.1% of the distributions from Borrower,

x) Lender shall receive not less than thirty (30) days prior to such Transfer, an updated organizational chart of Borrower and Guarantor with substantially the same level of detail (including with respect to direct and indirect ownership) as delivered to Lender on the Closing Date,

xi) Borrower shall pay all actual out-of-pocket costs and expenses of Lender in connection with such Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel,

xii) such Transfer shall not impair or adversely affect Lender’s security under the Loan Documents, including the obligations of Borrower under the Loan Documents and/or the obligations of Guarantor under the Guaranty and the Environmental Indemnity,

xiii) such Transfer shall be made in compliance with the Management Agreement and the Property Documents, and

xiv) no Event of Default shall then exist.

e) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer in violation of this Section 5.2.10. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. In connection with any transfer (whether or not such transfer shall constitute a Transfer), Borrower shall pay all fees and costs incurred by Lender. Notwithstanding anything to the contrary contained herein, Guarantor must continue to (x) Control Borrower, (y) own at least 50.1% of the direct or indirect interests in Borrower and (z) have the right to at least 50.1% of the distributions from Borrower.

f) Notwithstanding the foregoing provisions of this Section 5.2.10, at any time other than the sixty (60) days prior to, and the sixty (60) days following, any Secondary Market Transaction, subject to Lender’s prior written consent, Borrower shall be permitted to effectuate a one-time transfer of the Property in its entirety to, and the related assumptions of the Loan (an

“Assumption”) by, a new borrower (a “Transferee”), provided that Lender shall not unreasonably withhold, condition or delay consent to the extent each of the following terms and conditions are satisfied:

i) no Event of Default has occurred and is continuing (x) on the date on which Borrower notifies Lender of the proposed Assumption or (y) on the closing date for such Assumption;

ii) Borrower shall have delivered written notice to Lender of the terms of such prospective Assumption not less than forty-five (45) days before the date on which such Assumption is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require. To the extent the Transferee (or its principal) is not a Qualified Real Estate Investor, Lender shall have the right to approve or disapprove the proposed Assumption in its reasonable discretion based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market. To the extent the Transferee (or its principal) is not a Qualified Real Estate Investor, in determining whether to give or withhold its approval of the proposed Assumption, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants, lenders and other business entities and Governmental Authorities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval may be given subject to such conditions as Lender may deem appropriate in Lender’s reasonable discretion;

iii) Lender shall have performed searches and/or received diligence such that Lender is in compliance with Lender’s then current “know your customer”, anti-money laundering and similar requirements (including with respect to Transferee, any owner of Transferee which owns a ten percent (10%) or greater equity interest (directly or indirectly) in Transferee, any Person who Controls the Transferee, the Qualified Replacement Guarantor and any owner of Guarantor which owns a ten percent (10%) or greater equity interest (directly or indirectly) in Qualified Replacement Guarantor, any Person who Controls the Qualified Replacement Guarantor);

iv) Borrower shall have paid to Lender, concurrently with the closing of such prospective transfer, (A) a non-refundable assumption fee in an amount equal to 0.50% of the then outstanding principal balance of the Loan; (B) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection therewith; and (C) all fees, costs and expenses of all third parties incurred in connection therewith;

v) (A) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Section 9.4 hereof and, prior to or concurrently with the closing of such Assumption; (B) Transferee and its constituent partners, members, shareholders, Affiliates or sponsors as Lender may require, shall execute, without any cost or expense to

Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said Assumption; and (C) a Qualified Replacement Guarantor shall (x) certify that as of the effective date of the Assumption it is in compliance with the Eligibility Requirements and Guarantor Financial Covenants and Lender shall have received financial statements or other documentation satisfactory to Lender evidencing compliance with the Eligibility Requirements and Guarantor Financial Covenants and (y) execute and deliver a replacement guaranty of recourse obligations and a replacement environmental indemnity agreement, each in form and substance substantially similar to the Guaranty and the Environmental Indemnity, respectively, with such changes to each of the foregoing as may be required by Lender (including, without limitation, adjustments to ongoing financial covenants) to reflect differences in the organizational structure of Transferee and any other differences in circumstances relating to Transferee and its Affiliates as compared to Borrower and its Affiliates, or circumstances relating to the Property that shall have arisen after the date hereof. Upon the execution and delivery by Qualified Replacement Guarantor of the replacement guaranty of recourse obligations and replacement environmental indemnity agreement, and Lender’s acceptance thereof pursuant to the foregoing clause (C), the Guarantor in existence immediately prior to such execution and delivery shall be released from any further obligations under the Guaranty and the Environmental Indemnity with respect to events or conditions occurring thereafter (but not with respect to (x) such obligations arising prior thereto or (y) events or conditions caused by such Guarantor, and provided, that Guarantor shall bear the burden of proving that an event or condition triggering liability occurred after the closing date of such Assumption) and such Qualified Replacement Guarantor shall thereafter be deemed the “Guarantor” for all purposes hereunder;

vi) Borrower, Transferee and Transferee’s sole member, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents requested by Lender;

vii) Borrower shall have delivered to Lender, without any cost or expense to Lender, (A) such endorsements to the Title Insurance Policy (or a new title insurance policy) insuring that fee simple title (and, as applicable leasehold title) to the Property is vested in Transferee and as may be reasonably required to confirm the continued insured priority of the Security Instrument (subject to Permitted Encumbrances); and (B) insurance endorsements, policies or certificates and other similar materials as Lender may deem necessary at the time of the Assumption, all in form and substance satisfactory to Lender;

viii) Transferee shall (A) have furnished to Lender all appropriate documents evidencing Transferee’s, Transferee’s sole member, and Qualified Replacement Guarantor’s organization and good standing, and the qualification of the signers to execute the Assumption of the Debt and the applicable replacement guaranty of recourse obligations and replacement environmental indemnity agreement which papers shall include certified copies of all documents relating to the organization and formation of Transferee, Transferee’s sole member, Qualified Replacement Guarantor and of the entities, if any, which are partners or members of Transferee, Transferee’s sole member and Qualified Replacement Guarantor; and (B) together with such constituent partners, members or shareholders of Transferee (as the case may be) as Lender shall require, comply with the SPE Provisions;

ix) After giving effect to the Assumption, (x) Transferee, Transferee’s sole member and Qualified Replacement Guarantor must be able to make all the representations and warranties set forth in Sections 4.1.8, 4.1.41 and 4.1.44 hereof, and perform all of the covenants set forth in Sections 5.1.23 and 5.2.8; and (y) Transferee and Transferee’s sole member (and if Transferee and Transferee’s sole member are not single member Delaware limited liability companies, such other Persons as determined by Lender) must be able to make all the representations and warranties set forth in Section 4.1.35 and perform all of the covenants set forth in Section 5.1.25;

x) Transferee shall assume the obligations of Borrower under (A) any Management Agreement or provide a new management agreement with a Qualified Manager pursuant to a Replacement Management Agreement which meets with the requirements of Section 5.1.18 hereof and shall assign to Lender as additional security such Replacement Management Agreement and (B) any Leasing Agreement or provide a new leasing agreement with a Qualified Leasing Agent pursuant to a Replacement Leasing Agreement which meets with the requirements of Section 5.1.17 hereof and shall assign to Lender as additional security such Replacement Leasing Agreement;

xi) Transferee shall furnish to Lender (A) a New Insolvency Opinion satisfactory to Lender with respect to Transferee and its constituent entities (including Qualified Replacement Guarantor), and (B) an opinion of counsel satisfactory to Lender and its counsel (1) that Transferee’s, Transferee’s sole member and Qualified Replacement Guarantor’s formation documents provide for the matters described in subclause (viii) above, (2) that the Assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement, replacement guaranty of recourse obligations, replacement environmental indemnity agreement and the other Loan Documents are valid, binding and enforceable against the Transferee and any Qualified Replacement Guarantor (as applicable), in accordance with their terms, (3) that Transferee and any Qualified Replacement Guarantor and any entity which is a controlling stockholder, member or general partner of Transferee or any Qualified Replacement Guarantor, as applicable, have been duly organized, and are in existence and good standing and (4) with respect to such other matters as Lender may reasonably request;

xii) Borrower shall have delivered to Lender evidence that (A) the proposed Assumption is not prohibited pursuant to each Lease or has otherwise been consented to by the tenant under such Lease, (B) after giving effect to the Assumption, each Lease shall remain in full force and effect with no default (or event which, with the passing of time or giving of notice, would constitute a default) having occurred and continuing thereunder as a result of such Assumption, (C) such Assumption shall not have any material adverse effect on the landlord’s interest in, to and under such Lease, nor on any right or remedy of landlord under such Lease, and (D) no tenant shall have, as a result of such Assumption, any right to (I) cancel, revoke, surrender, deem or declare void or unenforceable, or otherwise terminate its Lease; (II) cease operation in all or any portion of the premises demised under such Lease; (III) abate or otherwise reduce the amount of Rent payable under such Lease, unless in each case such tenant has expressly waived such right;

xiii) Borrower shall have delivered to Lender evidence that the proposed Assumption will not result in a default under any Property Document;

xiv) Transferee must be a single member Delaware limited liability company and its sole owner must be in compliance with the SPE Provisions;

xv) the Debt Yield for the Property shall be equal to or greater than 11.0%; and

xvi) Borrower’s obligations under the contract of sale pursuant to which the Assumption is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 5.2.10(f) or the satisfaction in full of the Debt.

g) Following the death or incapacity of any Guarantor who is an individual, Borrower shall within sixty (60) days of Lender’s written request thereof, (a) cause one or more Family Members to assume such Guarantor’s obligations under the Guaranty and the Environmental Indemnity and shall deliver a legal opinion with respect to the enforceability of such assumption in form and substance similar to the enforceability opinion delivered on the Closing Date and otherwise satisfactory to Lender or (b) deliver other evidence (reasonably satisfactory to Lender) evidencing that such Family Member or the estate of the Guarantor is bound by the Guaranty and Environmental Indemnity and continues to satisfy the Guarantor Financial Covenants, and (b) deliver (and Borrower shall be responsible for any out of pocket costs and expenses in connection therewith) (x) customary searches requested by Lender (including credit, judgment, lien, litigation, bankruptcy, criminal and other searches customarily obtained in determining whether or not such Person is a Prohibited Person) and such searches must be acceptable to Lender with respect to such Family Member, and (y) all other diligence requested by Lender such that Lender is in compliance with Lender’s then current “know your customer”, anti-money-laundering and similar requirements. Any remaining Guarantor or any Family Member assuming any Guarantor's obligations of the deceased or incapacitated Guarantor shall continue to be subject to the Guarantor Financial Covenants (provided if there is more than one Guarantor, compliance with the Guarantor Financial Covenants shall be determined on an aggregate basis).

5.2.11.
Indebtedness

Borrower shall not directly or indirectly create, incur or assume any Indebtedness other than Permitted Indebtedness.

5.2.12.
Intentionally Omitted.
5.2.13.
Intentionally Omitted.
5.2.14.
Property Documents.

Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, (a) enter into any new Property Document or replace or execute modifications to any existing Property Documents or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (b) surrender, terminate or cancel any of the Property Documents, (c) reduce or consent to the reduction of the term of any of the Property Documents, (d) increase or consent to the increase of the amount of any charges under any of the Property Documents, (e) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any of the Property Documents or (f) following the occurrence and during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under any of the Property Documents.

5.2.15.
Tax Credits.

Borrower shall not claim a low income housing credit for the Property under Section 42 of the Internal Revenue Code without Lender’s prior written consent.

5.2.16.
Condominium.

Borrower hereby covenants and agrees that it will not, without Lender’s prior written consent:

a) (i) amend, restate, supplement, replace, or modify, or consent to or approve the amendment, restatement, supplementation, replacement, or modification of any of the Condominium Documents in any material respect, (ii) terminate or consent to the termination of any Condominium Document, (iii) waive or release any rights thereunder, or (iii) consent to any material increase in its obligations thereunder (other than increases in common charges and other regularly scheduled assessments in the ordinary course);

b) institute any action or proceeding for partition of any of Borrower’s Condominium units;

c) except as expressly permitted pursuant to this Agreement, take any action to terminate the Condominium or withdraw the Condominium from the Condominium Law;

d) exercise any right it may have to vote for, (A) in the event of damage to or destruction of Borrower’s Condominium unit(s), vote not to repair, restore or rebuild Borrower’s Condominium unit(s) if Borrower shall have such a voting right unless the Debt is being repaid in full as a result thereof and in accordance with the terms hereof, (B) any material and adverse change to the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related Improvements to the extent such change violates the terms hereof, (C) any material and adverse change in the nature and amount of any insurance covering all or a part of the Condominium and the disposition of any proceeds thereof, to the extent any of the foregoing would cause of breach of the provisions of Article 6 hereof; (D) the manner in which any condemnation or threat of condemnation of all or a part of the Property shall be defended or settled and the disposition of any award or settlement in connection therewith, but only to the extent the foregoing violates the Loan Documents; (E) any amendment to the Condominium Documents which by its terms requires the consent of Lender and any removal of any portion of the Property from the provisions of the Condominium Law; (F) the creation of, or any change in, any private restrictive covenant, zoning ordinance, or other public or private restrictions, now or hereafter limiting or defining the uses which may be made of the Property or any part thereof; or (G) any material relocation of the boundaries of the Property; and

e) consent to the Condominium Board entering into any service contracts, trade arrangements or other agreements or otherwise allowing the Property to become directly or indirectly burdened by any such service contract, trade arrangement or other agreements if such service contract, trade arrangement or other agreement would be in violation of this Agreement if directly effectuated by Borrower;

f) revoke any proxy delivered to Lender in connection with the Loan and relating to any voting rights Borrower may have as a unit owner in the Condominium.

5.2.17.
Target Parking Area

Without Lender’s prior written consent, Borrower shall not exercise any right it may have to require Target to purchase the Target Parking Area pursuant to the Target Purchase Agreement.

ARTICLE VI. INSURANCE; CASUALTY;
CONDEMNATION; REQUIRED REPAIRS

Section 6.1
Insurance.

a) Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Property providing at least the following coverages:

i) comprehensive all risk insurance, or special form causes of loss property insurance, on the Improvements and the Personal Property, in each case, (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (B) containing an agreed amount or no coinsurance endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage, except for windstorm and earthquake, which shall provide for no deductible in excess of 5% of the total insurable value of the Property; and (D) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than $1,000,000.00 per occurrence, $2,000,000.00 general aggregate and $2,000,000.00 products-completed operations aggregate (applying per location) ; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability, as defined as an insured contract, for all written insured contracts; and (5) contractual liability covering the indemnities contained in Article 10 of the Security Instrument to the extent the same is available;

iii) business interruption/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1(a)(i); (C) in an amount equal to 100% of the projected gross income from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower’s reasonable estimate of the gross income from the Property and (y) the highest gross income received during the term of the Note for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding twelve (12) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, and notwithstanding that the policy may expire prior to the end of such period; All insurance proceeds payable to Lender pursuant to this Section 6.1(a)(iii) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance;

iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements and only if the property and liability coverage forms do not otherwise apply (A) commercial general liability and umbrella/excess liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability and umbrella/excess liability insurance policies and (B) the insurance provided for in Section 6.1(a)(i) shall be written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2)

against all risks insured against pursuant to Section 6.1(a)(i), (3) shall include permission to occupy the Property, and (4) shall contain an agreed amount endorsement waiving co-insurance provisions;

v) workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under Section 6.1(a)(i);

vii) if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance of the following types and in the following amounts (A) coverage under Policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts, subject only to customary deductibles under such Policies and (B) coverage under supplemental private Policies in an amount, which when added to the coverage provided under the Flood Insurance Policies, is not less than the Loan amount;

viii) earthquake, and, if required by Lender sinkhole and mine subsidence insurance in amounts equal to two times (2x) the probable maximum loss of the Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Section 6.1(a)(viii) hereof shall be on terms consistent with the all risk insurance policy required under Section 6.1(a)(i) hereof;

ix) umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence and in the annual aggregate on terms consistent with the commercial general liability, automobile liability and employers’ liability insurance policy required under Section 6.1(a)(ii) hereof;

x) if applicable, motor vehicle liability coverage for all owned and hired vehicles, containing minimum limits per accident of One Million and No/100 Dollars ($1,000,000.00); and

xi) intentionally omitted;

xii) such other insurance and in such amounts or as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

b) All insurance provided for in Section 6.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and approved by Lender. The insurance companies must have a claims paying ability/financial strength rating of “A:X” or better by AM Best (each such insurer shall be referred to below as a “Qualified Insurer”). Borrower will be required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage with amounts, terms and coverage consistent with those required under Sections 6.1(a)(i) and (iii) hereof. Not less than ninety (90) days after the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1(a), Borrower shall deliver complete copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”).

c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1(a). Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1(a). Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 6.1.

d) All Policies provided for or contemplated by Section 6.1(a) hereof, shall name Borrower as the named insured and, in the case of liability policies, except for the Policies referenced in Section 6.1(a)(v) and (x), shall name Lender as an additional insured, as their respective interests may appear, and in the case of property policies, including but not limited to terrorism, boiler and machinery, and flood insurance, shall contain a standard mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

e) All Policies provided for in Section 6.1(a) hereof shall contain clauses or endorsements to the effect that:

i) no act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

ii) the Policy shall not be non-renewed or cancelled without at least thirty (30) days’ written notice to Lender; except for ten (10) days’ written notice for cancellation due to non-payment of premium;

iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the issuers elect not to renew the Policy prior to its expiration; and

iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

g) In the event of a foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

h) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each of Borrower’s fiscal years, a statement certified by Borrower or a duly authorized officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

Section 6.2
Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.
Section 6.3
Condemnation.

a) Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4 hereof. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

b) Notwithstanding the foregoing provisions of this Section 6.3 and Section 6.4, if the Loan is included in a REMIC and, immediately following a release of any portion of the Lien of the Security Instrument following a Condemnation (but taking into account any proposed Restoration on the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC), the principal balance of the Loan must be prepaid by the least of the following amounts: (i) the Net Proceeds resulting from such Condemnation, (ii) the fair market value of the released property at the time of the release or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC as a result of the related release of such portion of the Loan.

Section 6.4
Restoration. The following provisions shall apply in connection with the Restoration of the Property:

a) If the Net Proceeds shall be less than $500,000.00 and the costs of completing the Restoration shall be less than $500,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

b) If the Net Proceeds are equal to or greater than $500,000.00 or the costs of completing the Restoration is equal to or greater than $500,000.00 Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (vi), (vii), (viii) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

A) no Default or Event of Default shall have occurred and be continuing;

B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

C) Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all tenants under Major Leases shall continue to operate their respective space at the Property after the completion of the Restoration;

D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs (it being agreed that (x) engaging architects, engineers and/or contractors and/or (y) the filing of an application for the applicable building or construction permit for the Restoration work shall, in either case, be deemed to be commencement of the Restoration provided Borrower diligently pursues such application and promptly commences work thereafter)) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including, without limitation, all applicable Environmental Laws and any applicable Property Documents;

E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such Casualty or Condemnation, or (3) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 6.4(b) to remain in effect subsequent to the occurrence of such Casualty or Condemnation and the completion of the Restoration, (4) the date required for such completion pursuant to any applicable Property Document, (5) such time as may be required under Applicable Law, in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation, or (6) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Applicable Laws;

H) intentionally omitted;

I) the Debt Yield for the Property, after giving effect to Restoration, shall be equal to or greater than 11.75%;

J) the Loan to Value Ratio for the Property, after giving effect to Restoration, shall be equal to or less than 55.0%;

K) such Casualty or Condemnation, as applicable, does not result in the total loss of access to the Property or the Improvements;

L) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

M) the Net Proceeds together with any Cash or Cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration;

N) the Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a Replacement Management Agreement with a Qualified Manager, prior to the opening or reopening of the Property or any portion thereof for business with the public; and

O) the Condominium Documents shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation.

ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, except for customary retainages, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Company.

iii) All plans and specifications required in connection with the Restoration, the cost of which is greater than $500,000.00, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than $500,000.00, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Security Instrument and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. If Lender shall receive and retain Net Proceeds, the Lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

ARTICLE VII. RESERVE FUNDS

Section 7.1
Required Repair Funds.
7.1.1.
Deposits to Required Repair Fund.

On the Closing Date, Borrower shall pay to Lender for deposit into the Required Repair Account $110,400.00 to perform the Required Repairs for the Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.11 hereof. Amounts so deposited shall hereinafter be referred to as Borrower’s “Required Repair Funds.” Borrower shall perform the repairs at the Property, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete the Required Repairs on or before the date set forth on Schedule II attached hereto, subject to Force Majeure. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at the Property by the date set forth on Schedule II attached hereto in accordance with Section 7.1.2 hereof. During the continuance of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

7.1.2.
Release of Required Repair Funds.

Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers’ Certificate (i) stating that all Required Repairs at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and, to the best of Borrower’s knowledge, in accordance with all Legal Requirements and Environmental Laws, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at the Property with respect to the reimbursement to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full upon such disbursement, such Officers’ Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, to the extent disbursements from Required Repair Funds exceeds $150,000 in the aggregate or in connection with the final disbursement, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs to be funded by the requested disbursement have been completed and are paid for upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made). Borrower shall not make a request for disbursement from the Required Repair Account more frequently than once in any calendar month. Lender shall not be obligated to make disbursements from the Required Repair Account with respect to the Property in excess of the amount deposited by Borrower.

Section 7.2
Tax and Insurance Premium Account. Borrower shall pay to Lender on each Payment Date for deposit into the Tax and Insurance Premium Account (a) one-twelfth of the Property Taxes (the “Monthly Tax Deposit”) that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Property Taxes at least thirty (30) days prior to their respective due dates; and (b) if the liability or casualty Policy maintained by Borrower covering the Property shall not constitute an approved blanket or umbrella Policy pursuant to Section 6.1(c) hereof, or Lender shall require Borrower to obtain a separate Policy pursuant to Section 6.1(c) hereof (provided, if an Event of Default is continuing, the Monthly Insurance Premium Deposit shall be required regardless of whether or not an approved blanket or umbrella Policy exists or not), one-twelfth of the Insurance Premiums (the “Monthly Insurance Premium Deposit”) that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in the foregoing clauses (a) and (b) above hereinafter collectively called the “Tax and Insurance Escrow Funds”). Upon the commencement of Borrower’s obligation to pay the Monthly Insurance Premium Deposit hereunder, Borrower shall pay to Lender an initial deposit to be determined by Lender, in its sole discretion, to increase the amounts in the Tax and Insurance Escrow Fund to an amount which, together with anticipated Monthly Insurance Premium Deposits, shall be sufficient to pay all Insurance Premiums as they become due. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note and this Agreement, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Funds to payments of Property Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1.2 and 6.1, respectively, hereof. In making any payment relating to the Tax and Insurance Escrow Funds, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Property Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Funds shall exceed the amounts due for Property Taxes and Insurance Premiums pursuant to Sections 5.1.2 and 6.1, respectively, hereof. Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Premium Account. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. Any amount remaining in the Tax and Insurance Premium Account after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Tax and Insurance Escrow Funds is not or will not be sufficient to pay Property Taxes and Insurance Premiums by the dates set forth in clauses (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its Monthly Tax Deposit and/or Monthly Insurance Premium Deposit by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Property Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.
Section 7.3
Replacements and Replacement Reserve.
7.3.1.
Replacement Reserve Account.

Borrower shall pay to Lender on each Payment Date $15,812.13 (the “Replacement Reserve Monthly Deposit”) for replacements and repairs required to be made to the Property during the calendar year (collectively, the “Replacements”). Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Funds”.

7.3.2.
Disbursements from Replacement Reserve Account.

a) Lender shall make disbursements from the Replacement Reserve Account to reimburse Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to the Property or for costs which are to be reimbursed from the Required Repair Account.

b) Lender shall, within thirty (30) days following written request from Borrower and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to reimburse Borrower for the actual approved costs and Replacements upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the scope of work and cost for each expenditure. With each request Borrower shall certify that, to the best of Borrower’s knowledge, all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

d) Borrower shall pay all invoices in connection with the Replacements with respect to each request for disbursement prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

e) If the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract (and if such contract is for work the cost of which exceeds $25,000.00 and Lender has approved in writing in advance such contract), a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed at the Property, (C) all other conditions in this Section 7.3 for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.

7.3.3.
Performance of Replacements.

a) Borrower shall make Replacements when required in order to keep the Property in condition and repair consistent with other first class, full service retail shopping centers in the same market segment in the metropolitan area in which the Property is located, and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements in excess of $250,000.00. Upon Lender’s request, Borrower shall collaterally assign any contract or subcontract to Lender.

c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall give Borrower written notice of the same. If within ten (10) Business Days of providing such written notice, Lender is not satisfied that such Replacement is being performed or has been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any other notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

d) In order to facilitate Lender’s completion or making of the Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto the Property (subject to the rights of Tenants under Leases entered into in accordance with this Agreement) and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instrument. For this purpose, Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Section 7.3.

e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Funds to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

f) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

g) Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in excess of $150,000.00 in the aggregate or in connection with the final disbursement in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other Liens.

i) Before each disbursement from the Replacement Reserve Account in excess of $250,000.00 in the aggregate or in connection with the final disbursement, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s Liens or other Liens of any nature have been placed against the Property since the date of recordation of the Security Instrument and that title to the Property is free and clear of all Liens (other than the Lien of the Security Instrument and other Permitted Encumbrances).

j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under Legal Requirements in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

7.3.4.
Failure to Make Replacements.

a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Sections 7.3.3(c) and 7.3.3(d), or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Funds on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5.
Balance in the Replacement Reserve Account.

The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

Section 7.4
Rollover Reserve.

7.4.1.
Deposits to Rollover Reserve Fund.

Borrower shall pay to Lender (a) on the Closing Date, the sum of $2,860,744.89 which amount shall be deposited in the Rollover Reserve Account with and held by Lender for outstanding tenant improvement and leasing commission obligations as of the date hereof pursuant to Leases in existence as of the date hereof (the amount set forth in this clause (a), the “Outstanding Obligations Funds”), and (b) on each Payment Date the sum of $110,684.88 (the “Rollover Reserve Monthly Deposit”), which amounts shall be deposited in the Rollover Reserve Account with and held by Lender for tenant improvement and leasing commission obligations incurred following the Closing Date, and (c) all Lease Termination Payments, which shall be deposited in the Rollover Reserve Account promptly following receipt by Borrower. Amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Funds”.

7.4.2.
Withdrawal of Rollover Reserve Funds.

Provided no Event of Default is continuing, within thirty (30) days after Borrower’s written request, Lender shall make disbursements of (a) the Outstanding Obligations Funds from the Rollover Reserve Account for tenant improvement and leasing commission obligations incurred by Borrower in connection with outstanding tenant improvement and leasing commission obligations as of the date hereof pursuant to Leases in existence as of the date hereof and (b) any other Rollover Reserve Funds from the Rollover Reserve Account for tenant improvement and leasing commission obligations incurred by Borrower pursuant to Leases entered into following the Closing Date and in accordance with this Agreement. To the extent not set forth in the applicable Lease, all such expenses shall be approved by Lender in its sole discretion. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, with regard to any work or materials in excess of $100,000.00, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Reserve Fund shall be and become part of such Rollover Reserve Fund and shall be disbursed as provided in this Section 7.4.

Section 7.5
Free Rent Reserve.
7.5.1.
Deposits to Free Rent Fund

Borrower shall pay to Lender (a) on the Closing Date, an amount equal to $325,495.14, which amount shall be deposited to the Free Rent Account for disbursement to the Lockbox Account of all free rent credits, rent abatements or other similar rental concessions due to any tenant (each, an “Existing Free Rent Tenant”) outstanding as of the Closing Date pursuant to such Existing Free Rent Tenant’s respective Lease as set forth on Schedule VI attached hereto, and (b) concurrently with the execution of any Lease pursuant to and in accordance with this Agreement which includes any free rent credits, rent abatements or similar rental concessions to the tenant thereunder (such tenant, together with the Existing Free Rent Tenants, individually and/or collectively, as the context may require, “Free Rent Tenant”), an amount equal to the full amount of such free rent credits, rent abatements or other similar rental concessions, which amount shall be deposited to the Free Rent Account for payment to Borrower of such free rent credits, rent abatements or other similar rental concessions, and Borrower shall also provide an updated Schedule VI to Lender. Amounts so deposited shall hereinafter be referred to as the “Free Rent Fund”.

7.5.2.
Withdrawal of Free Rent Funds.

Provided no Event of Default is continuing, Lender shall make disbursements from the Free Rent Account in accordance with Schedule VI attached hereto; provided, that with respect to any disbursement to Borrower of Free Rent Funds that satisfies in full all the outstanding free rent credits, rent abatements or other rental concessions due to the applicable Free Rent Tenant, Borrower shall deliver to Lender a tenant estoppel certificate from such Free Rent Tenant stating (a) that the applicable Lease is in full force and effect, (b) there is no default continuing beyond applicable notice and cure periods under the applicable Lease by such Free Rent Tenant (and, to such Free Rent Tenant’s knowledge Borrower is not in default under such Lease continuing beyond applicable notice and cure periods), (c) such Free Rent Tenant has accepted all tenant improvements (if any) constructed by Borrower and all amounts due from Borrower to such Free Rent Tenant in connection with the tenant improvements (as applicable) and (d) such Free Rent Tenant is in possession of the premises leased pursuant to the applicable Free Rent Tenant’s Lease and paying full rent, without any offset or abatement (other than the free rent credit, rent abatement or other rental concession which is the subject of the final disbursement). All disbursements required to be made by Lender pursuant to this Section 7.5.2 shall be deposited, on the applicable Payment Date, into the Lockbox Account as if such sums were received by Borrower as Rent and shall be applied on each such Payment Date in accordance with the terms of this Agreement and the other Loan Documents. At such time, if any, as Lender reasonably determines that free rent credits, rent abatements or other similar rental concessions set forth on Schedule VI have been satisfied, any remaining amount in the Free Rent Reserve Fund shall be deposited into the Lockbox Account.

Section 7.6
Excess Cash. Borrower shall establish on the date hereof an Eligible Account with Lender or Lender’s agent into which all Excess Cash shall be deposited on each Payment Date during the continuation of a Cash Sweep Period to be held by Lender as additional security for the Loan. Amounts so deposited shall hereinafter be referred to as the “Excess Cash Fund”. Provided no Event of Default has occurred and is continuing, Excess Cash Funds on deposit in the Excess Cash Account shall be available and disbursed to Borrower within ten (10) Business Days after Borrower’s written request (a) to pay for (i) shortfalls in Debt Service to the extent funds deposited in the Cash Management Account since the last Payment Date and applied pursuant to Section 3.7 are insufficient, (ii) shortfalls for Operating Expenses set forth in the Approved Annual Budget to the extent funds deposited in the Cash Management Account since the last Payment Date and applied pursuant to Section 3.7 are insufficient, and/or (iii) Capital Expenditures approved by Lender, provided that disbursements for such approved Capital Expenditures shall be made in accordance with Section 7.3.2 hereof and Borrower shall perform such Capital Expenditures in accordance with Section 7.3.3 hereof; and (b) to repay the outstanding principal balance of the Loan subject to all the requirements set forth in Section 2.3.1 (other than any requirement to pay any Yield Maintenance Premium). Provided no Event of Default has occurred and is continuing, all sums on deposit in the Excess Cash Account shall be disbursed to Borrower upon the earlier to occur of (a) the indefeasible payment in full of the Debt or (b) such time as no Cash Sweep Period shall be continuing.

Section 7.7
Intentionally Omitted.
Section 7.8
Intentionally Omitted.
Section 7.9
Intentionally Omitted.
Section 7.10
Intentionally Omitted.
Section 7.11
Reserve Funds, Generally.

a) Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all monies now or hereafter deposited in each Account as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds and the related Accounts shall constitute additional security for the Debt.

b) Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

d) The Reserve Funds shall be held in interest bearing accounts and all earnings or interest on a Reserve Fund shall be added to and become a part of the related Account and shall be disbursed in the same manner as other monies deposited in such Account, except that earnings or interest on the Tax and Insurance Escrow Funds shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender.

e) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

f) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Reserve Funds or the related Accounts or the performance of the obligations for which the Reserve Funds or the related Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall collaterally assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds or the related Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

ARTICLE VIII. DEFAULTS

Section 8.1
Event of Default.

a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

i) if (A) any Monthly Debt Service Payment or any payment to any Account required under this Agreement is not paid when due under the Loan Documents (provided, that, to the extent such non-payment is solely due to funds being unintentionally misdirected by any financial institution or any failure of such financial institution to complete the transfer of such funds, in each case, through no fault of Borrower or Guarantor, then Borrower shall have five (5) days from the due date to make such payment; provided, further, that, such cure may be effected by Borrower no more than two (2) times in any calendar year and no more than five (5) times during the term of the Loan), (B) the payment due on the Maturity Date is not paid when due under the Loan Documents or (C) any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clauses (A) or (B) above) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower that the same is due and payable (unless a different notice, grace and/or cure period is expressly set forth in the Loan Documents, in which case such other period shall apply);

ii) if any of the Property Taxes or Other Charges are not paid on or before the date when the same are due and payable; provided that, (x) with respect to the payment of Property Taxes, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Premium Account available to pay such Property Taxes when due, all conditions precedent to the disbursement of such Tax and Insurance Escrow Funds are satisfied (including that no other Event of Default is then continuing), and Lender fails to direct such payment to be made in violation of this Agreement, other than to the extent Lender is restricted from doing so by any act of Borrower or its Affiliates, and (y) with respect to the payment of Other Charges, it shall not be an Event of Default if within ten (10) days of the earlier to occur of (i) Borrower’s knowledge of the failure to pay such Other Charges or (ii) Lender’s notice to Borrower of the same, Borrower cures such default in full (including, the payment of all penalties or other charges owing in connection with such failure) and, if requested by Lender, delivers to Lender a clean title search of the Property showing no liens or encumbrances other than Permitted Encumbrances;

iii) if (A) the Policies are not kept in full force and effect (provided that, with respect to this clause (A), it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Premium Account available to pay the applicable Insurance Premiums when due, all conditions precedent to the disbursement of such Tax and Insurance Escrow Funds are satisfied (including that no other Event of Default is then continuing), and Lender fails to direct such payment to be made in violation of this Agreement, other than to the extent Lender is restricted from doing so by any act of Borrower or its Affiliates) and/or (B) if complete copies of the Policies are not delivered to

Lender as required hereunder within ten (10) days after Lender’s notice to Borrower of such non-delivery;

iv) if any Transfer in violation of Section 5.2.10 hereof or Article 7 of the Security Instrument occurs (including, but not limited to Borrower transferring or encumbering any portion of any Property in violation of the provisions of Section 5.2.10 hereof or Article 7 of the Security Instrument); provided that it shall not be an Event of Default under this Section 8.1(a)(iv) if: (a) such violation was unintentional, (b) such violation is immaterial (as determined by Lender), (c) such Transfer does not implicate Lender’s then current “know your customer”, anti-money laundering or other similar requirements, (d) such violation is susceptible of being cured (as determined by Lender), and (e) Borrower unwinds, reverses or otherwise corrects such prohibited Transfer within five (5) days of the earlier to occur of (x) notice of such prohibited Transfer from Lender or (y) Borrower’s knowledge of such prohibited Transfer;

v) if any representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, (i) if Borrower did not know any such representation or warranty was false or misleading in any material respect when made and (ii) if the condition causing the representation or warranty to be false or misleading is (x) susceptible of being cured (as determined by Lender), and (y) not reasonably likely to have a Material Adverse Effect (as determined by Lender), then such false or misleading representation or warranty shall be an Event of Default hereunder only if such condition is not cured (to Lender’s reasonable satisfaction) within ten (10) days of the earlier of (1) written notice from Lender or (2) the date Borrower first becomes aware of the same;

vi) if Borrower, Guarantor or any other guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Guarantor or any other guarantor under any guarantee issued in connection with the Loan or if Borrower, Guarantor or such other guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code, or any similar federal or State law or any other Creditors Rights Law, shall be filed by or against, consented to, solicited by, or acquiesced in by, Borrower, Guarantor or such other guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or such other guarantor shall be instituted, or if Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or such other guarantor, upon the same not being dismissed within ninety (90) days;

viii) if any Loan Party assigns its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

ix) if Borrower breaches any of its negative covenants contained in Section 5.2 (other than with respect to Section 5.2.10 which is covered in clause (iv) above, Section 5.2.8 which is covered in clause (xvii) below and Condominium related covenants, which are covered by clauses (xxviii), (xxix) and (xxx) below); provided, however, such breach shall not constitute an Event of Default if (v) Borrower had no knowledge of such breach as of the Closing Date, (w) such breach is not intentional, (x) such breach is immaterial (as determined by Lender), and (y) such breach is susceptible of being cured (as determined by Lender) and not reasonably likely to have a Material Adverse Effect (as determined by Lender), and is remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within not more than thirty (30) days from the earlier of (1) written notice from Lender or (2) the date Borrower first becomes aware of the such breach; provided, however, that if such breach cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed sixty (60) days (provided, further, that such extended cure period shall immediately and automatically terminate if there is a Material Adverse Effect);

x) if Borrower violates or does not comply with any of the provisions of Sections 5.1.10 or 5.1.17; provided, however, such violation or noncompliance shall not constitute an Event of Default if (A) such violation or noncompliance is not intentional, and (B) such violation or noncompliance is susceptible of being cured (as determined by Lender) and not material (as determined by Lender), and is remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within not more than thirty (30) days from written notice from Lender; provided, however, that if such breach or noncompliance cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach or noncompliance within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or noncompliance, such additional period not to exceed sixty (60) days (provided, further, that such extended cure period shall immediately and automatically terminate if there is a Material Adverse Effect);

xi) if Borrower violates or does not comply with any of the provisions of Section 5.1.23 hereof; provided, however, such violation or noncompliance shall not constitute an Event of Default if (x) Borrower had no knowledge of such violation or noncompliance as of the Closing Date, (y) such violation or noncompliance is not intentional, and (z) such violation or noncompliance is susceptible of being cured (as determined by Lender) and not reasonably likely to have a Material Adverse Effect (as determined by Lender), and is remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within not more than thirty (30) days from written notice from Lender; provided, however, that if such breach or noncompliance cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach or noncompliance within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or noncompliance, such additional period not to exceed sixty (60) days (provided, further, that such extended cure period shall immediately and automatically terminate if there is a Material Adverse Effect);

xii) if a default has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

xiii) if Borrower violates or does not comply with any of the SPE Provisions; provided, however, such violation or noncompliance shall not constitute an Event of Default if (v) Borrower had no knowledge of such breach or noncompliance as of the Closing Date, (w) such violation or noncompliance is inadvertent and non-recurring, (x) such violation or noncompliance is immaterial (as determined by Lender) and susceptible of being cured (as determined by Lender), (y) such violation or noncompliance shall be remedied (to Lender’s reasonable satisfaction) in a timely and expedient manner and in any event within not more than thirty (30) days from the earlier of (1) written notice from Lender or (2) the date that Borrower first becomes aware of the such violation or noncompliance (provided, however, that if such breach or noncompliance cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach or noncompliance within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach or noncompliance, such additional period not to exceed sixty (60) days (provided, further, that such extended cure period shall immediately and automatically terminate if there is a Material Adverse Effect)), and (z) within thirty (30) days following the written request of Lender, Borrower delivers to Lender a New Insolvency Opinion; provided, further, that the foregoing cure periods shall not apply if Borrower has been substantively consolidated with any other Person;

xiv) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for Property Taxes or Other Charges not then due and payable and the Lien is not contested in accordance with the Contest Procedures within thirty (30) days from the earlier to occur of Borrower’s knowledge thereof or written notice from Lender or, otherwise, shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days from the earlier to occur of Borrower’s knowledge thereof or written notice from Lender;

xv) if any federal tax Lien or state or local income tax Lien is filed against Borrower, Guarantor, or the Property and the Lien is not contested in accordance with the Contest Procedures within thirty (30) days from the earlier to occur of Borrower’s knowledge thereof or written notice from Lender or, otherwise, shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days from the earlier to occur of Borrower’s knowledge thereof or written notice from Lender;

xvi) if one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability in excess of $500,000 or Guarantor involving in the aggregate a liability in excess of $3,000,000, and in either case, the same shall not have been vacated, bonded, satisfied or stayed pending appeal within sixty (60) days for the date of entry of such judgment;

xvii) (A) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 5.2.8 hereof, (B) Borrower is a Plan or its assets constitute Plan Assets; or (C) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under the Security Instrument, the Note, this Agreement or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a State statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA, the Code, a State statute or other similar law;

xviii) if Borrower shall fail to deliver to Lender the estoppel certificates required pursuant to the terms of Section 5.1.13(a) hereof and such failure shall continue for ten (10) days after notice of failure to deliver from Lender;

xix) a breach by Guarantor of the Guarantor Financial Covenants; provided, however, such breach shall not constitute an Event of Default if (x) no Guaranteed Recourse Obligations of Borrower (as defined in the Guaranty) or any other amounts are then due or owing from Guarantor under the Guaranty, and (y) such breach is remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within thirty (30) days from the earlier to occur of Borrower’s knowledge thereof or written notice from Lender;

xx) a breach of the Cash Management Provisions; provided, however, such breach shall not constitute an Event of Default if (w) such breach was immaterial (as determined by Lender), (x) such breach was not the result of an affirmative, deliberate and intentional act or omission by Borrower, (y) such breach is susceptible of being cured (as determined by Lender), and (z) such breach is remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within thirty (30) days after Borrower receives written notice thereof from Lender; provided, however, that if such breach cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such breach, such additional period not to exceed sixty (60) days (provided, further, that such extended cure period shall immediately and automatically terminate if there is a Material Adverse Effect);

xxi) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

xxii) intentionally omitted;

xxiii) intentionally omitted;

xxiv) if any of the factual assumptions contained in the Insolvency Opinion, or in any other “non-consolidation” opinion delivered to Lender in connection with the Loan, or in any other “non-consolidation” opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect; provided, however, the foregoing shall not constitute an Event of Default in the event that (x) such untrue factual assumption is (A) immaterial (as determined by Lender), (B) susceptible to cure (as determined by Lender), and (C) remedied in a timely and expedient manner (to Lender’s reasonable satisfaction) and in any event within not more than thirty (30) days from the earlier of (1) written notice from Lender or (2) the date that Borrower first becomes aware of untrue factual assumption, and (y) within thirty (30) days following the written request of Lender, Borrower delivers to Lender a New Insolvency Opinion;

xxv) intentionally omitted;

xxvi) if Borrower ceases to operate a retail shopping center on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Property or restoration of the Property after Casualty or Condemnation);

xxvii) Borrower fails to comply with any of the terms, covenants or conditions of Sections 9.1, 9.2 or 9.6 after expiration of five (5) Business Days after notice thereof from Lender;

xxviii) any cancellation or termination of the Condominium;

xxix) if by reason of the failure of Borrower to perform, or cause to be performed, any act, as for example notification to the Condominium Board under the Condominium Documents, by which Lender shall not be entitled to the protective provisions in the Condominium Documents for a holder of a “Mortgage”, as such term is defined in the Condominium Documents;

xxx) Borrower shall fail to perform any of its obligations or breaches any of its covenants with respect to the Condominium, the Condominium Board or the Condominium Documents as set forth in Sections 5.1.33 and/or 5.2.16 hereof and such failure or breach would cause a Material Adverse Effect or impose a Lien on the Property or any portion thereof;

xxxi) (A) Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Property Document as and when payable thereunder, (B) Borrower defaults under any Property Document beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified or consented to by Borrower without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent (in each case, to the extent Lender’s consent is required hereunder), (D) any Property Document is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or (E) a Property Document Event occurs; and in any such case Lender reasonably determines that such occurrence results in a Material Adverse Effect;

xxxii) the alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender, other than in express accordance with this Agreement;

xxxiii) if there shall be a default under the Security Instrument or any of the other Loan Documents beyond any applicable notice and cure periods contained in such documents, whether as to Borrower, Guarantor or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt; or

xxxiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xxxiii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days.

b) During the continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above with respect to Borrower), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and or any part of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) or (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2
Remedies.

a) During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property or any other Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not obligated to accept, and may reject or accept, in its sole and absolute discretion, any cure of such Event of Default, (ii) Lender is not subject to any “one action” or “election of remedies” law or rule, and (iii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the other Collateral and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property or Collateral for the satisfaction of any of the Debt in preference or priority to any other Collateral, and Lender may seek satisfaction out of the Property or all of the Collateral or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument, in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

c) Lender shall have the right, from time to time, to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

Section 8.3
Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one or more Defaults or Events of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

ARTICLE IX. SPECIAL PROVISIONS

Section 9.1
Sale of Notes and Securitization. Lender may, at any time and from time to time, sell, transfer, pledge or assign the Note, this Agreement, the Security Instrument and the other Loan Documents (or any portion thereof and/or interest therein), and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities (the “Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”) or create one or more senior and subordinate notes or multiple components of the Note or such notes, and thereafter to sell, pledge, assign, participate, syndicate or securitize all or any part of any variant of the Loan (each such sale, transfer, pledge, assignment, participation, syndication or Securitization, a “Secondary Market Transaction”). At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with a Secondary Market Transaction, the sale or pledge of the Note and the other Loan Documents, the participations in the foregoing or Securities, including, without limitation, to:

a) (i) provide such financial and other information with respect to the Property, Borrower, Guarantor, and the Manager, (ii) provide budgets relating to the Property and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization or Secondary Market Transaction (the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

b) if required by the Rating Agencies, deliver (i) a revised Insolvency Opinion, (ii) revised opinions of counsel as to due execution and enforceability with respect to the Property, Borrower, Guarantor, and their respective Affiliates and the Loan Documents, and (iii) revised organizational documents for Borrower, Guarantor, and their respective Affiliates (including, without limitation, such revisions as are necessary to comply with the SPE Provisions), which counsel, opinions and organizational documents shall be satisfactory to Lender and the Rating Agencies;

c) intentionally omitted;

d) execute such amendments to the Loan Documents and organizational documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Secondary Market Transaction; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (except for modifications and amendments required to be made pursuant to clauses (e) and (f) below,) (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, (ii) modify or amend any other material economic term of the Loan or (iii) materially increase the obligations or liabilities of Borrower or materially decrease the rights of Borrower.

e) if Lender elects, in its sole discretion, prior to or upon a Securitization or Secondary Market Transaction, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, amortization payments, principal amounts, payment priorities and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such notes or components may be assigned different interest rates, so long as (x) the initial weighted average of such interest rates does not exceed the weighted average interest rate immediately prior to the creation of such components or notes, and (y) the aggregate amounts of such notes or components shall equal the Loan amount outstanding immediately prior to the creation of such component or syndicated notes. During the continuance of an Event of Default (or a Casualty or Condemnation that results in the payment of principal under the Loan), all payments and other amounts due under the Loan Documents may be applied by Lender among such components or notes in such order, priority and proportion as Lender may elect;

f) make such representations and warranties as of the closing date of the Securitization or Secondary Market Transaction with respect to the Property, Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

g) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors;

h) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies; and

i) supply to Lender such documentation, financial statements and reports in form and substance required for Lender to comply with Regulations S-X and AB of the federal securities law, if applicable.

All reasonable, out-of-pocket third-party costs and expenses incurred by Lender or Borrower in connection with Borrower’s complying with requests made under this Section 9.1 shall be paid by Lender (other than the costs, fees and expenses of Borrower’s legal counsel, which shall be paid by Borrower).

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, without the need to comply with any formal or procedural requirements of this Agreement or the other Loan Documents, Lender shall have the right at any time and form time to time to pledge and/or assign all or any portion of its rights and interests under all or any of the Loan Documents to a Federal Reserve Bank or any Federal Home Loan Bank. Any such pledge and/or assignment shall be enforceable in accordance with the terms and provisions thereof.

Section 9.2
Securitization Indemnification.

a) Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus supplement, private placement memorandum, offering circular or other offering document (each a “Disclosure Document”) and may also be included in filings (an “Exchange Act Filing”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to Investors or prospective Investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

b) Borrower agrees to provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, or (iii) collateral and structured term sheets or similar materials, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or term sheets, as applicable, including without limitation, the sections entitled “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Property,” “The Manager,” “The Borrower” and “Certain Legal Aspects of the Mortgage Loan,” and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors) and its Affiliates that have filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), each of their directors and each Person who controls any part of the Lender Group within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections described in clause (A) above, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lender Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Liability arises out of or is based solely upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnification will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in clause (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.

c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Lender Group and the Underwriter Group for Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

e) In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined solely by pro rata or per capita allocation.

f) The liabilities and obligations of Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 9.3
Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall pay (i) all consent, review and processing fees of Servicer and any related third-party costs, (ii) any liquidation fees that may be due to the Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (iii) any workout fees and special servicing fees that may be due to the Servicer under the Servicing Agreement, which fees shall be due and payable by Borrower on a periodic or continuing basis in accordance with the

Servicing Agreement, and (iv) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that the Servicer may otherwise require under the Servicing Agreement (other than the cost of annual inspections required to be borne by the Servicer under the Servicing Agreement). Borrower shall be responsible for payment of any set up fees and the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement and any fees or expenses required to be borne by, and not reimbursable to, Servicer, in each case, in connection with Servicer’s review of disbursement requests of any Reserve Funds (collectively, the “Monthly Servicing Fees”); provided no Event of Default is continuing, Borrower’s annual monetary obligations under this Section 9.3 for any costs or expenses arising or relating to the Servicing Agreement shall not exceed two (2) basis points per annum based on the outstanding principal balance of the Loan.
Section 9.4
Exculpation.

a) Except as otherwise provided herein, in the Security Instrument or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Security Instrument, the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Security Instrument and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note and the Security Instrument, agrees that it shall not, except as otherwise provided herein or in the Security Instrument, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Security Instrument or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity), guaranty (including, without limitation, the Guaranty), master lease or similar instrument made in connection with this Agreement, the Note, the Security Instrument, or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to enforce the provisions of Sections 9.09 and 10.02 of the Security Instrument or Sections 4.1.8, 4.1.28, 5.1.9 and 5.2.8 hereof; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to (A) preserve or enforce its rights and remedies against the Property or (B) obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under the terms of this Agreement or the Security Instrument; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

b) Notwithstanding the provisions of this Section 9.4 to the contrary, Borrower shall be personally liable to Lender for the Losses actually incurred by Lender due to:

i) fraud, intentional or willful misrepresentation or intentional or willful failure to disclose a known material fact, gross negligence or willful misconduct by any Borrower Related Party in connection with the Loan;

ii) the misappropriation or intentional misapplication by any Borrower Related Party of Rents or security deposits;

iii) the misappropriation or intentional misapplication by any Borrower Related Party of Insurance Proceeds or Awards;

iv) the misappropriation or intentional misapplication by any Borrower Related Party of (A) any disbursements of amounts on deposit in the Accounts or any funds held by or on behalf of Borrower or an Affiliate of Borrower, (B) any other funds due to any Person or to Lender or (C) any other funds due under the Loan Documents;

v) Borrower’s failure to pay Taxes or Other Charges (including, without limitation, transfer taxes, deed stamps, intangible taxes, mortgage recording, stamp or similar taxes, or any other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements) required to be paid in connection with or relating to (1) the Loan or the transactions contemplated by the Loan Documents, (2) Borrower’s ownership of the Property, (3) the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including without limitation the Security Instrument, (4) the acquisition of title by Lender and/or Lender’s designee to the Property and/or any direct or indirect interest therein after an Event of Default, and/or (5) without any duplication of clause (4) above, any transfer of the Property and/or any direct or indirect interest in any of the foregoing from Lender and/or Lender’s designee to any other Person(s) (except to the extent that sums sufficient to pay any such amounts have been deposited in escrow with Lender pursuant to the terms of Section 7.2 hereof); provided, however, Borrower shall not have liability pursuant to this clauses (v) to the extent that the Property fails to generate sufficient revenue (net of amounts applied towards the obligations described in subsections (vi) and (vii) hereof) during the prior twelve (12) month period to pay such Taxes or Other Charges (so long as such insufficiency is not a result of either (A) any conversion, misappropriation or intentional misapplication, of any such revenue by or on behalf of any Borrower Related Party or any Affiliate thereof and/or (B) Borrower or any Affiliate of Borrower receiving any payment, fee or other compensation other than as permitted pursuant to the Loan Documents);

vi) Borrower’s failure to pay charges for labor or materials or other charges that can create Liens on the Property; provided, however, Borrower shall have no liability under this subsection (vi) to the extent that the Property fails to generate sufficient revenue (net of amounts applied towards the obligations described in subsections (v) and (vii) hereof) during the prior twelve (12) month period to pay such items (so long as such insufficiency is not a result of either (A) any conversion, misappropriation or intentional misapplication, of any such revenue by or on behalf of any Borrower Related Party or any

Affiliate thereof and/or (B) Borrower or any Affiliate of Borrower receiving any payment, fee or other compensation other than as permitted pursuant to the Loan Documents);

vii) Borrower's failure to pay Insurance Premiums or to maintain the Policies in full force and effect (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of Section 7.2 hereof); provided, however, Borrower shall not have liability pursuant to this clause (vii) to the extent that the Property fails to generate sufficient revenue (net of amounts applied towards the obligations described in subsections (v) and (vi) hereof) during the prior twelve (12) month period to pay such Insurance Premiums (so long as such insufficiency is not a result of either (A) any conversion, misappropriation or intentional misapplication, of any such revenue by or on behalf of any Borrower Related Party or any Affiliate thereof and/or (B) Borrower or any Affiliate of Borrower receiving any payment, fee or other compensation other than as permitted pursuant to the Loan Documents);

viii) Borrower’s failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of any Borrower Related Party and not replaced with Personal Property of the same utility and of the same or greater value; provided, however, there shall be no liability under this clause if the Personal Property in question (w) is obsolete, (x) is not required to operate the Property as historically operated, (y) was removed or disposed is in the ordinary course of Borrower’s business and (z) does not have a Material Adverse Effect;

ix) any act of intentional waste or arson by any Borrower or any Borrower Related Party;

x) any fees or commissions paid by, or distributions made by, Borrower to any Borrower Related Party in violation of the terms of this Agreement, the Note, the Security Instrument or the other Loan Documents;

xi) without limiting the liability pursuant to Section 9.4(c)(viii) below, any breach of the representations, warranties or covenants contained in the SPE Provisions;

xii) Borrower’s failure to comply with the provisions of Sections 4.1.39 and 5.1.19 of this Agreement;

xiii) failure of Borrower to deliver a tenant estoppel certificate from Wegmans Food Markets, Inc. within thirty (30) days of the Closing Date;

xiv) to the extent Borrower delivers a tenant estoppel certificate from Wegmans Food Markets, Inc. within thirty (30) days of the Closing Date, any material discrepancies between the form of tenant estoppel certificate approved by Lender and attached hereto as Schedule XI (the “Wegmans Form Estoppel”) and the actual tenant estoppel certificate delivered to Lender from Wegmans Food Markets, Inc. within thirty (30) days of the Closing Date;

xv) except as provided in Section 9.4(c)(i) below, in the event of Borrower’s default under Section 5.2.10 hereof; and/or

xvi) Borrower’s breach of, or failure to comply with provisions set forth in Section 10.13(c) hereof.

c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Loan shall become fully recourse to Borrower and Guarantor, jointly and severally:

i) in the event of Borrower’s default under Section 5.2.10 hereof, excluding (1) any Transfer which fails to constitute a Permitted Transfer by virtue of Borrower’s failure to comply with administrative requirements in connection therewith (e.g., the failure to timely provide notice, information, or updated organizational charts), so long as such administrative requirements are satisfied and the notices and/or related deliverables are delivered to Lender within ten (10) days of the earlier to occur of (x) Borrower becoming aware of such breach and (y) receipt of written notice from Lender, and the Transfer is otherwise a Permitted Transfer hereunder and (2) any default that is inadvertent and immaterial and does not cause a Material Adverse Effect and such inadvertent and immaterial default is cured to Lender’s satisfaction within ten (10) days after Borrower’s receipt of written notice thereof (provided, that, for the avoidance of doubt, a Material Adverse Effect for purposes of this Section 9.4(c)(i), shall include, without limitation, (A) a Transfer that results in a change of Control of Borrower or Guarantor in violation of the Loan Documents, (B) a Transfer to a Prohibited Person or Embargoed Person in violation of the Loan Documents, (C) a Transfer of all or a material portion of the Property in violation of the Loan Documents, or (D) any encumbrance of all or a material portion of the Property or all or a material portion of the direct or indirect interests in Borrower or the Property by a Lien securing indebtedness for borrowed money in violation of the Loan Documents);

ii) if the Property, the Collateral or any part thereof or the Borrower shall become an asset in any Bankruptcy Action or other voluntary bankruptcy or insolvency proceeding;

iii) if any Borrower Related Party files, or joins in the filing of, an involuntary petition against Borrower under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any Person;

iv) if any Borrower Related Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower, by any other Person under any Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

v) if any Borrower Related Party consents to, solicits, colludes or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property or the Collateral;

vi) if Borrower makes an assignment for the benefit of creditors, or admits in any legal proceeding its insolvency or inability to pay its debts as they become due (provided, that if Borrower is required by applicable Legal Requirements to admit the same in a legal proceeding and such Person is in fact insolvent, then such admission, in and of itself, shall not result in liability under this clause (vi));

vii) if any Borrower Related Party shall, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Agreement, the Note, the Security Instrument or any of the other Loan Documents, assert a defense, seek judicial intervention or injunctive or other equitable relief of any kind or assert in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan which (with respect to any of the foregoing) the court in such action or proceeding determines is without merit (in respect of a defense) or unwarranted (in respect of a request for judicial intervention or injunctive or other equitable relief) and, in either case, to have been frivolous or not brought in good faith;

viii) any breach of the representations, warranties or covenants contained in the SPE Provisions, if such breach is cited as a material factor in an ultimate substantive consolidation of Borrower with another Person;

ix) Borrower fails to obtain Lender’s prior written consent to any Indebtedness or Lien encumbering the Property or the Collateral or any indirect interest (of any form of ownership) in the Property, the Collateral, or Borrower (other than Permitted Indebtedness) if such Lien was filed by, or such filing was affirmatively approved or acquiesced to by, a Borrower Related Party; and/or

x) Borrower causes, consents to, or votes (including through any Condominium Board member appointed by the same) to approve, (i) any cancellation or termination of the Condominium or (ii) any material amendment, restatement, supplement or other modification of the Condominium Documents that, in each such case, impairs the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents on any of the Collateral, or takes any action in furtherance of any of the foregoing in breach of this Agreement.

d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Security Instrument and the other Loan Documents.

Section 9.5
Certain Additional Rights of Lender.

a) Notwithstanding anything to the contrary contained herein, for so long as the Loan is outstanding, Lender shall have:

i) the right to routinely consult with and advise Borrower’s management regarding the business activities and business and financial developments of Borrower,

including but not limited to (A) annual operating and capital budgets, (B) insurance, (C) material leases and lease forms, (D) property manager and leasing agents, amendment or modifications to any agreements with them and termination of agreements with them, (E) changes in business and (F) amendment and modification of its organizational documents in violation of this Agreement; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no more frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

ii) the right, in accordance with the terms of this Agreement, to visit and inspect any of the properties of Borrower and its subsidiaries and examine (and request copies of) the books and records of Borrower relating to the Property at any time upon reasonable notice;

iii) the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding Indebtedness, together with an auditor’s report, and to receive any reports or statements required to be filed with the Securities and Exchange Commission;

iv) intentionally omitted;

v) the right, without restricting any other right of Lender under this Agreement (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s payments of management consulting, director or similar fees to Affiliates of Borrower (or their personnel);

vi) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower of any other significant property (other than personal property required for the day-to-day operation of the Property); and

vii) the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of voting interests in Borrower held by its members, and the right to restrict the transfer of interests in such members, except for any Transfer that is expressly permitted pursuant to Section 5.2.10 hereof.

b) Intentionally omitted.

c) The rights described above may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 9.6
Restructuring of Loan.

a) Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time, to require Borrower to restructure the Loan into additional multiple notes (which may include component notes and/or senior and junior notes), to re-allocate principal among component notes and/or senior and junior notes and/or to create participation interests in the Loan, and/or to resize the relative amounts of any such interests, in such order of priority as may be designated by Lender; provided that (i) the total principal amounts of the Loan (including any component notes) shall equal the total principal amount of the Loan immediately prior to the restructuring, (ii) the initial weighted average interest rate of the Loan, in the aggregate, does not exceed the weighted average interest rate immediately prior to the restructuring, (iii) except for any rate creep following the occurrence of an Event of Default, the aggregate debt service payments on the Loan shall equal the aggregate debt service payments which would have been payable under the Loan had the restructuring not occurred, and (iv) except as provided in the preceding clauses (ii) and (iii), no changes to the Loan Documents shall be required which will otherwise increase (other than to a de minimisextent) Borrower’s or Guarantor’s obligations or decrease (other than to a de minimis extent) Borrower’s or Guarantor’s rights. During the continuance of an Event of Default, all payments and other amounts due under the Loan Documents may be applied by Lender in such order, priority and proportion as Lender may elect. For the avoidance of doubt, no rate creep shall result from a Casualty or Condemnation that results in the payment of principal under the restructured Loan.

b) Borrower shall cooperate with all reasonable requests of Lender in order to restructure the Note and/or the Loan, and shall, upon thirty (30) days’ written notice from Lender, which notice shall include the forms of documents for which Lender is requesting execution and delivery, (i) execute and deliver such documents, and (ii) cause Borrower’s counsel to deliver such customary legal opinions (but no 10b-5 or analogous opinions), in each of the cases of clauses (i) and (ii) above, shall be reasonably required by Lender and required by any Rating Agency in connection therewith, all in form and substance reasonably satisfactory to Borrower and Lender, including, without limitation, the severance of this Agreement, the Security Instrument and the other Loan Documents if requested; provided, however, that (I) following any such amendments required by Lender (A) the total principal amount of the Loan (including any component notes), shall equal the total principal amount of the Loan immediately prior to the restructuring, (B) except for any rate creep following the occurrence of an Event of Default, the weighted average interest rate of the Loan, shall, in the aggregate, equal the Note Rate, and (C) except for any rate creep following the occurrence of an Event of Default, the aggregate debt service payments on the Loan, shall equal the aggregate debt service payments which would have been payable under the Loan had the restructuring not occurred, and (II) except as provided in the preceding clauses (B) and (C), no changes to the Loan Documents shall be required which will otherwise increase (other than to a de minimis extent) Borrower’s or Guarantor’s obligations or decrease (other than to a de minimisextent) Borrower’s or Guarantor’s rights.

c) In connection with any restructuring or other transaction permitted pursuant to this Section 9.6, Lender shall pay its own expenses (including legal fees) incurred in connection therewith and shall pay all reasonable documented out-of-pocket costs actually incurred by Borrower in connection therewith as a result of requests made by Lender and which are not otherwise obligations of Borrower pursuant to the express provisions hereof (other than the costs, fees and expenses of Borrower’s legal counsel, which shall be paid by Borrower).

d) It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 9.6 after the expiration of five (5) Business Days after delivery to Borrower of notice by Lender.

ARTICLE X. MISCELLANEOUS

Section 10.1
Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2
Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or whether any event is material or immaterial or susceptible to cure or not, shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. All consents or approvals of Lender given by Lender pursuant to the Loan Documents shall not be deemed to have given by Lender unless such consent or approval is in writing. Whenever pursuant to this Agreement or any other Loan Document, Lender is required to be reasonable in making any determination or granting any consent or approval, or not unreasonably withhold, condition or delay their consent or approval, such qualification of reasonability shall be disregarded at any time that there exists any Event of Default.
Section 10.3
Governing Law.

a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS AGREEMENT, THE SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

b) WITH RESPECT TO ANY CLAIM OR ACTION ARISING HEREUNDER OR UNDER THIS AGREEMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS, BORROWER (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK,

AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS WILL BE DEEMED TO PRECLUDE LENDER FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

28 LIBERTY STREET

NEW YORK, NY 10005

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING INCLUDING WITHOUT LIMITATION THOSE IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4
Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5
Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6
Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and (1) (a) sent by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by hand or (c) sent by reputable overnight courier and (2) by electronic mail, in each case, (x) with respect to Notices to Lender, to be sent to CREDebtNassauParkPavilion@apollo.com and (y) with respect Notices to Borrower, addressed to the party to be so notified at its address hereinafter set forth or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Notwithstanding the foregoing, any ordinary course communications relating to the Loan, including requests for leasing approvals and delivery of financial reporting (but not any request for other consent or modification), may be delivered by electronic mail in accordance with clause (2) above. Any Notice shall be deemed to have been received: (i) on the date of delivery by registered or certified mail or by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day if sent by an overnight commercial courier, and (iii) if sent by electronic mail, upon the earlier of (A) the date that the sender receives a response from an employee or representative of the party receiving notice on behalf of such party, acknowledging receipt (which response shall not be an automatic computer-generated response) and (B) the date of the first attempted delivery on a Business Day of the copy of such Notice delivered in accordance with clause (a), (b) or (c) above (other than ordinary course communications related to the Loan in which case any such Notice shall be deemed to have been received in accordance with clause (A), in each case addressed to the parties as follows:

If to Lender: c/o Apollo Insurance Solutions Group LP

2121 Rosecrans Ave, Suite 5300

El Segundo, CA 90245

Attention: Daniel Brown

Email: cream@apollo.com

Loan Name: Nassau Park Pavilion

with a copy to: c/o Apollo Insurance Solutions Group LP

2121 Rosecrans Ave, Suite 5300

El Segundo, CA 90245

Attention: Angelo Lombardo, Esq.

Email: isg-legal@apollo.com

Loan Name: Nassau Park Pavilion

c/o Apollo Global Management

9 West 57th Street

New York, NY 10019

Attention: CRE Debt Notifications - Nassau Park Pavilion

Email: CREDebtNassauParkPavilion@apollo.com

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: David S. Hall, Esq.

E-mail: david.hall@dentons.com
Loan Name: Nassau Park Pavilion

If to Borrower: SCC NASSAU PARK PAVILION NJ LLC

c/o SITE Centers Corp.

320 Park Avenue, 27th Floor

New York, NY 10022

Attention: Chief Financial Officer

SCC NASSAU PARK PAVILION NJ LLC

c/o SITE Centers Corp.

320 Park Avenue, 27th Floor

New York, NY 10022

Attention: Stephanie Ruys de Perez

Email: sruysdeperez@sitecenters.com

SCC NASSAU PARK PAVILION NJ LLC

c/o SITE Centers Corp.

3300 Beachwood, OH 44122

New York, NY 10022

Attention: General Counsel

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 10.7
Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED

TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8
Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9
Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10
Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, State or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11
Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 10.12
Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13
Expenses; Indemnity.

a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) Business Days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrower’s (and each other Loan Party’s) ongoing performance of and compliance with Borrower’s (and each other Loan Party’s) respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s and any other Loan Party’s compliance with any requests made pursuant to the provisions of this Agreement and/or any other Loan Documents; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, Guarantor, this Agreement, the other Loan Documents, the Property, the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower or any other Loan Party under this Agreement, the other Loan Documents or with respect to the Property or the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Management Account or the Lockbox Account.

b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

c) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless Lender and the Indemnified Parties from and against any and all losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA, the Code, any State statute or other similar law that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1.8 or 5.2.8 hereof.

d) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, (i) any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or (ii) any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14
Schedules and Exhibits Incorporated. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15
Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.16
No Joint Venture or Partnership; No Third Party Beneficiaries.

a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17
Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Apollo Global Real Estate Management, L.P., Apollo Global Management, Inc., Apollo Insurance Solutions Group LP, or any of their Affiliates shall be subject to the prior written approval of Lender, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or State securities laws, rules or regulations, as determined by Borrower’s or Lender’s counsel, shall not be subject to the prior written approval of Lender.
Section 10.18
Waiver of Marshalling of Assets. To the fullest extent permitted by Applicable Law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or part of the Security Instrument, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 10.19
Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20
Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21
Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement, other than JLL. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22
Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and/or its Affiliates and Lender are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.23
Contractual Recognition of Bail-In.

a) Notwithstanding anything to the contrary herein, in any Loan Document or in any other agreement, arrangement or understanding between Borrower and Lender, each party hereto acknowledges and accepts that any liability of any EEA Financial Institution arising under this Agreement or any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution;

ii) the effect of the Write-Down and Conversion Powers by the EEA Resolution Authority in relation to any such liabilities arising hereunder, including, if applicable: (1) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, or a cancellation of any such liability; (2) a conversion of all, or part of, any such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (3) the variation of the terms of any Loan Document in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

b) The following definitions apply only to this Section 10.23:

i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

ii) “Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

iii) “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

iv) “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, Norway and any other member of the European Economic Area at any given time.

v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution and/or which otherwise has authority to exercise or regulate a Bail-In Action.

vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

vii) “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 10.24
Intentionally Omitted.
Section 10.25
Intentionally Omitted.
Section 10.26
Lead Lender. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, if at any time there is more than one Lender hereunder, each such Lender shall deliver a written notice to Borrower designating one Lender or an affiliate thereof as the “Lead Lender” (such Lender, at all times thereafter and until resignation or replacement of such Lender by written notice to Borrower, the “Lead Lender”). Each Lender shall appoint Lead Lender to serve as non-fiduciary administrative agent for each Lender and hereby agrees that Lead Lender shall be the sole party authorized to grant or withhold consents or approvals hereunder on behalf of each Lender (subject, in each case, to appointment of a servicer to receive such notices, requests and other communications and/or to grant or withhold consents or approvals, as the case may be). No Lender shall have any liabilities or responsibilities to Borrower on account of the failure of any other Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document. Borrower hereby acknowledges and agrees that any one or more co-lender agreements may at any time be entered into between Lenders (each, a “Co-Lender

Agreement”) pursuant to which, among other things, Lenders shall agree upon rights of Lenders as among themselves and the manner in which Lead Lender shall administer the Loan. Any Co-Lender Agreement will be solely for the benefit of the Lenders, and neither Borrower, any Affiliate of Borrower or any other Person shall be a third-party beneficiary of any of the provisions therein, or have any rights thereunder or be entitled to rely on any of the provisions contained therein. No Lender shall have any obligation to disclose to Borrower or any of its Affiliates the contents of any Co-Lender Agreement. Borrower’s obligations under the Loan Documents are and will be independent of any Co-Lender Agreement and shall remain unmodified by the provisions thereof (although Borrower acknowledges that with respect to certain approvals, calculations and other decisions hereunder, any Co-Lender Agreement may require Lead Lender to consult with or receive the approval of one or more Lenders prior to providing its own approval or determination regarding the same).
Section 10.27
Conversion to Registered Form. Lender shall be appointed as non-fiduciary agent of Borrower, as a registrar and transfer agent (the “Registrar”) which shall maintain, a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and Borrower and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Registrar shall also maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration as to principal amounts (and stated interest) and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.
Section 10.28
Limitation on Liability of Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s interest in the Property only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any other asset or property of Lender or the asset or property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.
Section 10.29
Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.

Section 10.30
Successor Laws. Any reference in this Agreement to any statute or regulation shall be deemed to include any successor statute or regulation.
Section 10.31
Reliance on Third Parties. Lender may perform any of its responsibilities hereunder through one or more agents, attorneys or independent contractors. In addition, Lender may conclusively rely upon the advice or determinations of any such agents, attorneys or independent contractors in performing any discretionary function under the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

SCC NASSAU PARK PAVILION NJ LLC, a Delaware limited liability company

By: /s/ Conor M. Fennerty

Name: Conor M. Fennerty

Title: Executive Vice President, Chief Financial Officer & Treasurer

LENDER:

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LP,

its investment adviser

By: Apollo Global Real Estate Management, L.P.,

its sub-adviser

By: Apollo Global Real Estate Management, GP, LLC,

its General Partner

By: /s/ Jeffrey Horowitz

Name: Jeffrey Horowitz

Title: Vice President